EXHIBIT 10.3

LEASE AND LEASE AGREEMENT

Between

504 Carnegie Associates Limited Partnership

The Landlord

And

Pharmanet, Inc.

The Tenant

For Leased Premises In

504 Carnegie Center

Princeton, New Jersey

March 4, 1999

Prepared by:

L. Stephen Pastor, Esq.

202 Carnegie Center

Princeton, New Jersey 08543-5226

Phone:

609 734 6360

Fax:

609 734 6388

28.	Force Majeure.	39
29.	Representations of Tenant.	39
30.	Tenant’s Certificates and Mortgages Notice Requirements.	40
31.	Security Deposit.	42
32.	HVAC Use.	42
33.	Right of Expansion.	42
34.	Lease Agreements as to Additional Premises.	43
35.	Waiver of Jury Trial and Arbitration.	43
36.	Severability.	44
37.	Notices.	44
38.	Captions.	44
39.	Counterparts.	44
40.	Applicable Law.	44
41.	Exclusive Benefit.	44
42.	Childcare Facility.	45
43.	Brokerage.	45
44.	No Partnership.	45
45.	Successors.	45
46.	Amendments.	45
47.	Waiver.	46
48.	Communications Antenna.	46

EXHIBITS

Property Description	A
Rules and Regulations	B
Janitorial Services	C
Security System Specifications	D

LEASE AND LEASE AGREEMENT, dated as of March 4, 1999, between 504 Carnegie Associates Limited Partnership, a New Jersey limited partnership, with offices at Suite 101, 101 Carnegie Center, Princeton, New Jersey 08540 (the “Landlord”), and Pharmanet, Inc. a Delaware Corporation, with its principal office at 504 Carnegie Center Drive, Princeton, New Jersey 08543 (the “Tenant”).

Subject to all the terms and conditions set forth below, the Landlord and the Tenant hereby agree as follows:

1.

Glossary of Terms and Definitions.

As used in this Agreement, the terms and phrases hereinafter set forth shall have the respective meanings herein assigned or referred to:

1.1.

“Additional Rent” means all amounts other than Basic Rent required to be paid by the Tenant to the Landlord in accordance with this Agreement.

1.2.

“Agreement” means this Lease and Lease Agreement (including exhibits).

1.3.

“Base Rate” means the interest rate per year equal to the “prime” or equivalent interest rate per year announced from time to time by Citibank, N.A., s published at its main office in New York City.

1.4.

“Basic Rent” is defined in Section 4.2 of this Agreement.

1.5.

“Basic Monthly Rent” is defined in Section 4.2 of this Agreement.

1.6.

“Building” means the office building erected on the Property which is commonly known as Building 504, Carnegie Center, Princeton, New Jersey 08540.

1.7.

“Building Complex” means the Building, Common Facilities and Property.

1.8.

“Building 506” means the office building erected adjacent to the Building which is commonly known as Building 504, Carnegie Center, Princeton, New Jersey 08540.

1.9.

“Cafeteria” means the cafeteria within Building 506.

1.10.

“Calendar Year” means the period January 1 through December 31 of any year.

1.11.

“Capital Expenditure” is defined in Section 5 of this Agreement.

1.12.

“Carnegie Center” shall mean the office park owned and developed by Carnegie Center Associates and its affiliates, in the Township of West Windsor, New Jersey, of which the 500 Series Complex is a part.

1.13.

“Casualty Termination Notice” shall have the meaning referred to in Section 15.

1.14.

“Commencement Date” is defined in Section 3 of this Agreement.

1.15.

“Common Facilities” means the areas, facilities and improvements provided by the Landlord in the Building (except the Premises and the Other Premises) and on or about the Property, including, without limiting the generality of the foregoing, the Parking Facilities and access roads thereto (for non-exclusive use by the Tenant in accordance with Section 2 of this Agreement).

1.16.

“Electric Charges” means all the supplying utility’s charges for, or in connection with, furnishing electricity including charges determined by actual usage, any seasonal adjustments, demand charges, energy charges, energy adjustment charges and any other charges, howsoever denominated, of the supplying utility, including sales and excise taxes and the like.

1.17.

“Event of Default” is defined in Section 21 of this Agreement.

1.18.

“Expansion Space” is defined in Section 33 of this Agreement.

1.19.

“Expiration Date” shall mean the last day of the Term.

1.20

“Expiring Term” means, when used in the context of the Option of Renew, the Initial Term.

1.29.

“500 Series Complex” shall mean the buildings designated as Buildings 502, 504, 506, and 508, and any other buildings developed by the Landlord or its affiliates and designated as 500 Series Complex buildings.

1.30.

“Force Majeure” shall have the meaning referred to in Section 28 of this Agreement.

1.31.

“Gross Rentable Area of the Building” shall be measured based on the aggregate of the gross rentable area of each floor of the Building, measured based on outside of exterior walls of the Building, excluding (i) exterior balconies and projections, (ii) “major vertical penetrations” as defined in the BOMA American National Standard for Measuring Floor Area in Office Building, reprinted May 1981 (“BOMA”), but including (iii) the area of the elevator shafts on the ground floor, (iv) all stairways in the Building, and (v) any balconies within the Building. At the commencement of this Lease, the parties agree that the Gross Rentable Area of the Building is equal to 121,990 square feet.

1.32.

“Gross Rentable Area of the Premises” is the product of the Net Rentable Area of the Premises times a fraction whose numerator is the Gross Rentable Area of the Building and whose denominator is the Net Rentable Area of the Building. Gross Rentable Area of the Premises shall be the basis for determination of Basic Rent and as a component for determination of Tenant’s Percentage. At the commencement of this Lease, the parties agree that the Gross Rentable Area of the Premises is equal to 121,990 square feet.

1.33.

“Guests” shall mean the Tenant’s licensees and invitees in, on or about the Premises, the Building, the Common Facilities or the Property, either at the Tenant’s express or implied request or invitation or for the purpose of visiting the Tenant.

1.34.

A “History of Recurring Events of Default” means the occurrence of three or more Events of Default (whether or not cured by the Tenant) in any period of twelve (12)months.

1.35.

“Holdover Damages” is defined in Section 22.4 of this Agreement.

1.36.

“Initial Term” means the period so designated in Section 3 of this Agreement.

1.37.

“Landlord” means Carnegie 504 Associates and those successors to the Landlord’s interest in the Property and/or the Landlord’s rights and obligations under this Agreement contemplated by Section 25 of this Agreement.

1.38.

“Landlord’s Estimate” shall have the meaning set forth in Section 5.8.

1.39.

“Landlord’s Recapture” shall have the meaning referred to in Section 17.3 of this Agreement.

1.40.

“Lease Year” shall mean each of ten (10) individual twelve (12)-month periods beginning on the Commencement Date, and each of ten (10) further twelve (12)-month periods in the event Tenant exercises its Option to Renew.

1.41.

“Legal Holidays” means New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

1.42.

“Management Fees” is defined in Section 5.3.8 of this Agreement.

1.43.

“Market Rental Rate” means that rate per square foot per annum to be determined as hereinafter provided in Section 7.

1.44.

“Municipality” means the Township of West Windsor in Mercer County, New Jersey, or any successor municipality with jurisdiction over the Property.

1.45.

“Net Rentable Area of the Building” shall mean the square footage rentable to all tenants, including the Tenant, defined and determined in accordance with the definition of Net Rentable Area of the Premises.

1.46.

“Net Rentable Area of the Premises” shall mean the square footage computed based on the gross area of the horizontal plans enclosed by the interior surface of the exterior walls of the Building, the midpoint of any walls separating portions of the Premises from adjacent tenants, the slab penetration line of all walls separating the Premises from service areas, and the interior corridor side of walls separating the Premises from the interior common areas, which shall include corridors, lobbies and other core and common areas. In computing Net Rentable Area of the Premises, no deduction shall be made for columns or projections necessary to the Building.

1.47.

“Nuisance” means any condition or occurrence which unreasonably or materially interferes with the authorized use and enjoyment of the Other Premises and the Common Facilities by any tenant of Other Premises or by any person authorized to use any Other Premises or Common Facilities or with the authorized use of any other areas, buildings or other improvements in Carnegie Center.

1.48.

“Operational Expenses” is defined in Section 5 of this Agreement.

1.49.

“Option to Renew” is defined in Section 7 of this Agreement.

1.50.

“Other Premises” means all premises within the Building, with the exception of the Premises, that are, or are available to be, leased to tenants or prospective tenants, respectively.

1.51.

“Parking Facilities” means the parking structure and parking areas adjacent to the Building, containing no fewer than one (1) parking space for each 250 square feet of Gross Rentable Area of the Building, which are provided as Common Facilities.

1.52.

“Permitted Assignment” shall have the meaning referred to in Section 17.1.

1.53.

“Premises” means the Premises leased to Tenant in Building 504.

1.54.

“Property” means the parcel of land on which the Building is erected, as is more particularly described by metes and bounds in Exhibit A attached hereto.

1.55.

“Ready for Occupancy” shall have the meaning defined in Section 3.3.

1.56.

“Ready for Occupancy Notice” shall have the meaning defined in Section 3.5.

1.57.

“Real Estate Taxes” means, in any Calendar Year, the taxes defined in Section 5.2.

1.58.

“Reconstruction Notice” shall have the meaning referred to in Section 15.

1.59.

“Regular Business Hours” shall be those hours designated as such from time to time by Tenant, provided, however, that in the event there shall be other tenants in the Building during the Term which occupy more than 20% of the Gross Rentable Area of the Building, Landlord in the exercise of its reasonable discretion may elect to modify the Regular Business Hours to make them consistent with the regular business hours established by the landlords of other buildings in Carnegie Center having more than one (1) tenant.

1.60.

“Re-Leasing Damages” is defined in Section 22.3.

1.61.

“Renewal Notice” shall have the meaning referred to in Section 7.

1.62.

“Renewal Rent” shall mean the rent to be determined pursuant to Section 7.

1.63.

“Renewal Term” means, at the time of reference, any portion of the Term, other than the Initial Term, as to which the Tenant has properly exercised the Option to Renew.

1.64.

“Rent” means Basic Rent and Additional Rent.

1.65.

“Rent Commencement Date” shall have the meaning referred to in Section 4.3.

1.66.

“Restoration Notice” shall have the meaning referred to in Section 15.2.

1.67.

“Target Date” means the estimated Commencement Date which is hereby established to be July 1, 2001.

1.68.

“Tenant” means Pharmanet, Inc. and its permitted assigns.

1.69.

“Tenant Electric Charges” means Electric Charges attributable to the Tenant’s use of electricity in the Premises provided in Section 10.

1.70.

“Tenant Allowance” shall have the meaning referred to in Section 6.

1.71.

“Tenant’s Percentage” shall mean the ratio of the Gross Rentable Area of the Premises to the Gross Rentable Area of the Building, multiplied by 100. Tenant’s Percentage has been initially established as one hundred percent (100%) and shall be subject to adjustment if circumstances change.

1.72.

“Term” means the Initial Term plus, at the time of reference, any Renewal Term.

1.73.

“Termination Damages” is defined in Section 22.2 of this Agreement.

2.

Lease of the Premises.

2.1.

The Landlord shall, and hereby does, lease to the Tenant, and the Tenant shall, and hereby does, lease from the Landlord, the Premises during the Term.

2.2.

The Landlord shall, and hereby does, grant to the Tenant, and the Tenant shall, and hereby does, accept from the Landlord, the non-exclusive right to use the Common Facilities during the Term for itself, its Guests, employees and other agents in common with the Landlord, any tenant of Other Premises, tenants of other buildings in Carnegie Center, any of their respective employees, other agents and guests and such other persons as the Landlord may, in the exercise of its reasonable discretion, determine from time to time.

2.3.

Landlord shall, at no additional cost or charge to Tenant, provide one (1) parking space in the Parking Facilities for each 250 square feet of Gross Rentable Area of the Premises for the use of Tenant and Tenant’s employees and Guests to be used by Tenant in common with other tenants of the Building. It is expressly understood and agreed, however, that in the event of any governmental imposition of any excise tax or other imposition in the nature of a parking surcharge, the same shall be deemed to be an Operational Expense for purposes of Section 5 of this Lease.

2.4.

Tenant shall at all times during the term of this Lease, without payment of any charge in addition to those provided in Sections 4 and 5 hereof, have the right to use, and for its employees and Guests to use, the Cafeteria in common with other tenants of the Building and the tenant(s) of Carnegie Center, and their employees and Guests, subject to reasonable rules and regulations, of uniform application to all patrons of the Cafeteria, adopted from time to time by Landlord and Tenant.

2.4.1 Landlord will continue to maintain a full service cafeteria in Building 506, so long as it is economically reasonable for Landlord to do so.

2.5.

If the net Rentable Area of the Premises changes at any time during the Term, Landlord and Tenant agree to execute a new lease amendment reflecting any appropriate adjustments in Basic Rent, Basic Monthly Rent, and Tenant’s Percentage.

2.6.

If at any time during the Term of this Lease there shall be one of more tenants of Other Premises, and if at such time Tenant occupies less than a full floor in the Building, on at least six (6) months’ prior written notice to the Tenant, the Landlord shall have the right to move the Tenant out of the Premises and into premises having at least equal floor space located in the Building, Building 502 or Building 506 for the duration of the Term, which premises shall be contiguous with other space leased by Tenant in such building, if available.

In the event the Landlord exercises this right of relocation, the Landlord shall improve and decorate the new premises similarly to the Premises and remove, relocate and reinstall the Tenant’s furniture, trade fixtures, furnishings and equipment, all at the sole cost and expense of the Landlord. Landlord shall cause the relocation to take place outside Regular Business Hours and shall use its best efforts to minimize disruption to Tenant’s ongoing business operations as a result of the relocation. The Landlord shall, and hereby does, indemnify the Tenant against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses including, without limiting the generality of the foregoing, reasonable attorney’s fees, imposed on or incurred by the Tenant as a result of any relocation. When the substitute new premises is ready, the Tenant shall surrender the Premises, and this Agreement shall be amended or a new lease executed, as necessary to reflect the relocation.

2.6.1 Landlord agrees to not relocate Tenant to a building which is then currently occupied by a major competitor of the Tenant or by a major client of the Tenant.

3.

Term and Commencement Date.

3.1.

The Initial Term shall commence on the first day of July, 2001, (the “Commencement Date”) and shall, unless sooner terminated in accordance with the terms and conditions of this Lease, expire on the last day of the tenth Lease Year (the “Expiration Date”). The Term shall continue until the later of the conclusion of the Renewal Term(s), unless sooner terminated in accordance with the terms and conditions of this Lease.

3.2.

Landlord anticipates that the Premises shall be delivered to the Tenant on July 1, 2001 (the “Target Date”). In the event that the entirety of the Premises are not delivered on this date, Landlord shall provide one and one-half (1-1/2) days’ free Basic Rent applicable to such Net Rentable Area of the Premises not so delivered to Tenant for each day delivery of such space is delayed beyond the Target Date (the “Delay Penalty”); provided, however, that the Delay Penalty shall not accrue if, and to the extent that, the delay is a result of Force Majeure. In the event there is any Delay Penalty as hereinabove provided, the amount of the Delay Penalty to which Tenant is entitled shall be reflected in a Lease Amendment.

3.2.1 In the event Landlord cannot deliver to Tenant a minimum of 100,000 square feet of the Gross Rentable Area on or before November 1, 2001, Tenant shall have the right to terminate this Lease upon sixty (60) days written notice to Landlord. In the event Landlord has delivered to Tenant a minimum of 100,000 square feet of the Gross Rentable Area on or before November 1, 2001, or prior to Tenant providing such notice to Landlord to terminate this Lease as provided for herein, then Tenant shall not have the right to terminate this Lease as provided for herein.

3.3.

Landlord shall give Tenant fifteen (15) days’ prior written notice (the “Ready for Occupancy Notice”) that the Premises are Ready for Occupancy. If the Tenant does not object in writing to the Landlord within fifteen (15) days following receipt of the Ready for Occupancy Notice, the Commencement Date shall be conclusively established as the first day of the month subsequent to the date that the Premises are Ready for Occupancy; provided, however, that if the fifteenth day following receipt of the Ready for Occupancy Notice is the first day of a month, the Commencement Date shall be that day.

4.

Basic Rent.

4.1.

The Tenant shall punctually pay the Basic Rent for the Premises for the Term to the Landlord in the amounts and at the times set forth below, without bill or other demand and without offset, deduction or counterclaim, and without abatement except as expressly provided herein.

4.2.

The Basic Rent for the Premises during the Initial Term shall be at the rates set forth below:

Period	Annual Rental Rate	Monthly Rental Rate (a/k/a “Basic Monthly Rent”)
July 1, 2001-June 30, 2004	$2,134,825.00	$177,902.08
July 1, 2004-June 30, 2007	$2,378,805.00	$198,233.75
July 1, 2007-June 30, 2011	$2,622,785.00	$218,565.42

4.3.

Tenant’s obligation to pay Rent shall begin on the later of (i) the Target Date, or (ii) the date Landlord delivers possession of all of any part of the Premises to the Tenant (the “Rent Commencement Date.”). Basic Monthly Rent shall be payable in advance on the first day of each calendar month during the Term of this Lease. If the obligation to pay Basic Monthly Rent begins or ends on a day other than on the first or last day of a calendar month, then the Basic Monthly Rent for such month shall be prorated at the rate of one thirtieth (1/30th) of the Basic Monthly Rent for each day of the month for which the obligation to pay rent existed.

4.4.

That portion of any amount of Rent or other amount which is not paid when it is first due shall bear interest at the Base Rate in effect from time to time plus two (2) additional percentage points from the day such portion is first due through the day of receipt thereof by the Landlord. Any such interest shall be due and payable upon demand as Additional Rent.

5.

Additional Rent.

5.1.

In addition to the Basic Rent to be paid as herein provided, Tenant shall pay as Additional Rent Tenant’s Percentage of all Real Estate Taxes and Operational Expenses during the Term, as hereinbelow provided.

5.2.

Real Estate Taxes.

5.2.1.

“Real Estate Taxes” shall mean the amount of real estate taxes (or tax impositions in substitution for real estate taxes), assessments, sewer rents, rates and charges, state and local taxes, transit taxes or any other governmental charge, general, special, ordinary or extraordinary (but not including any “Roll Back Taxes” assessed pursuant to the Farmland Assessment Act of 1964, N.J.S.A. 54:4 – 23.1 et seq., any payments imposed pursuant to the West Windsor Township Transportation Improvement District Program which program is set forth in Section 24-5.5 of the Revised General Ordinances of the Township of West Windsor and further not including income or franchise taxes or any other taxes imposed upon or measured by the Landlord’s income or profits, except if in substitution for real estate taxes as hereinafter provided) which may now or hereafter be levied or assessed against the Building and its related improvements. The Landlord shall take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time.

5.2.2.

If Landlord shall receive any refund or rebate of Real Estate Taxes in respect of any tax year falling within the Term (or any portion thereof), Landlord shall credit the amount of such refund, less any reasonable expenses incurred in obtaining such tax refund, to the amount of Real Estate Taxes to be passed through to the tenants of the Building in the year of receipt.

5.2.3.

If the tax year for Real Estate Taxes shall be changed

by governmental action, then an appropriate adjustment shall be made in the computation of Real Estate Taxes, in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

5.2.4.

If at any time during the Term of this Lease the method or scope of taxation prevailing at the commencement of the Lease Term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the Real Estate Taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Building, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Building, then and in such event, such substituted tax or imposition shall be included in Real Estate Taxes.

5.2.5.

For so long as Tenant’s Percentage is fifty percent (50%) or more at any time during the Term, Tenant shall have the right to contest or appeal the amount or imposition of Real Estate Taxes, with the prior consent of Landlord, which consent shall not be unreasonably withheld or denied (in the name of Tenant, or of Landlord, or both, as Tenant shall elect and in conformance with the requirements of any mortgage on the Building) by appropriate proceedings. Tenant’s right to institute such challenge or appeal shall be expressly subject to Tenant’s furnishing Landlord an appraisal by a recognized appraiser of the State of New Jersey having expertise in the field of tax appeals in order to demonstrate that the proposed tax appeal shall have a reasonable chance of success based on the appraised valuation as relates to the then tax assessment. Tenant shall advance all costs in connection with such tax appeal and in the event the tax appeal is successful, there shall be deducted from the award or rebate Tenant’s reasonable costs and Tenant’s Percentage of the balance shall be credited to and offset against Tenant’s next payments of Basic Monthly Rent and Additional Rent.

5.3.

“Operational Expenses” shall mean the following unreimbursed expenses paid or incurred by Landlord in connection with managing, operating, maintaining, servicing, insuring and repairing the Building and related exterior appurtenances:

5.3.1.

Wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law or union agreement (or, if the employees or any of them are non-union, then payments for benefits comparable to those generally required by union agreement in first—class office buildings in the Princeton, New Jersey area, which are unionized), or portion thereof, made to or on behalf of all non-executive employees of Landlord or agent performing services rendered in connection with the operation and maintenance of the Building, including, without limitation, elevator operators, elevator starters, window cleaners, porters, janitors, maids, miscellaneous handymen, watchmen, persons engaged in patrolling and protecting the Building, carpenters, engineers, firemen, mechanics, electricians, plumbers, persons engaged in the operation and maintenance of the Building, Building superintendent and assistants, and Building manager. In the event any services are rendered by non-executive employees to facilities other than the Building, the expense attributable thereto shall be properly allocated and apportioned.

5.3.2.

The uniforms of all employees, cleaning, pressing and the repair thereof.

5.3.3.

Cleaning costs for the Building, including the windows and sidewalks, all snow and rubbish removal (including separate contracts therefore), and the costs of all labor, supplies, equipment and materials incidental thereto required to maintain the Building as a first-class office building.

5.3.4.

Premiums and other charges incurred by Landlord with respect to all insurance obtained by Landlord relating to the Building and the operation and maintenance thereof, including, without limitation: fire and full extended coverage insurance, including windstorm, flood, hail, explosion, riot, rioting attending a strike, civil commotion, aircraft, vehicle and smoke insurance; public liability; elevator; worker’s compensation; boiler and machinery; use and occupancy; health, accident and group life insurance of all employees; casualty rent insurance; excess liability insurance; sprinkler damage insurance; difference in conditions coverage; and such other insurance coverage as Landlord shall purchase in the exercise of its reasonable discretion.

5.3.5.

The cost of electricity, heat, water and sewer and any and all other utility services used in connection with the operation and maintenance of the Building (excluding electricity and other utility services, if any, which are paid directly by tenants). “Cost of electricity” shall include the actual cost of electricity for all tenant premises and electricity for common areas attributable to the operation of the Building [i.e., mechanical equipment operation, common area electricity usage, exterior lighting and in general, all other electric utility usage mutually enjoyed by all tenants (based upon the electricity rate to be adjusted for summer and winter as applicable, and inclusive of demand charge, energy charge and energy adjustment charge in effect as of the Commencement Date] reduced by amounts due from tenants for tenant electricity submetered or charged based on independent survey, or for special electrical usage in conjunction with elapsed time recorded usage for overtime operation of the Building mechanical systems actually billed to other tenants.

5.3.6.

Costs incurred for operation, services, maintenance, inspection, repair and alteration of the Building required for proper operation thereof, including, but not limited to, landscaping, interior planting, and holiday decorations, and the heating, air-conditioning, ventilating, plumbing, electrical and elevator systems of the Building (including any separate contract therefore), and the costs of labor, materials (including light bulbs, tubes, starters and ballasts), supplies and equipment used in connection with all of the aforesaid items.

5.3.7.

Sales and excise taxes and the like upon any of the Operational Expenses and Capital Expenditures enumerated herein.

5.3.8.

Management fees of the managing agent for the Building (“Management Fees”), which managing agent may be a company affiliated with Landlord; provided, however, that the Management Fees of any managing agent affiliated with Landlord to be included in Operational Expenses shall not exceed three percent (3%) per annum of all gross income of the Building, exclusive of the Management Fees, including reasonable attribution based on market rent for actual management office space in the Building, provided that such management office space shall not exceed, in aggregate, five hundred (500) square feet; and provided further that noting herein shall prevent Landlord from passing through to any other tenants of the Building a management fee not to exceed four percent (4%) of the gross income of the Other Premises. It is expressly understood and agreed that the Management Fees are intended to cover the costs of clerical and administrative personnel to the extent they perform services in connection with the Building.

5.3.9.

The cost of replacements for miscellaneous and minor tools and equipment used in the operation and maintenance of the Building.

5.3.10.

The cost repainting or otherwise redecorating any part of the Building other than the Premises and the Other Premises, including decorations for the lobby and other public portions of the Building, as the same shall be reasonably required to keep the condition of the Building as a first-class office building.

5.3.11.

The cost of telephone service, postage, office supplies, maintenance and repair of office equipment and similar costs related to operation of the Building superintendent’s office.

5.3.12.

The cost of licenses, permits and similar fees and charges related to operation, repair and maintenance of the Building.

5.3.13.

Accounting fees incurred in connection with the preparation and certification by the Landlord of the Operational Expense and Real Estate Tax Statements pursuant to this Section 5.

5.3.14.

Capital Expenditures incurred by Landlord to retrofit any portion or all of the Building to comply with a change in existing legislation, whether Federal, State or Municipal; and for repairs or replacements which are necessary for the continued operation of the Building as a first-class office building; and to install energy or cost-saving devices which have the effect of lowering Operational Expenses.

5.3.15.

Any and all other reasonable expenditures of Landlord in connection with the operation, repair or maintenance of the Building which are properly expensed in accordance with Generally Accepted Accounting Principles consistently applied with respect to the operation, repair and maintenance of first-class office buildings in the Princeton, New Jersey area.

5.3.16.

The rentals or other operating costs for equipment or machinery used in operating and maintaining the Building.

5.3.17.

Legal and accounting expenses necessary and incidental to the operation of the Building, excluding, however, any legal costs attributable to enforcement of Landlord’s rights under any leases affecting other tenants in the Building and any legal and administrative costs attributable to the organization and maintenance of Landlord.

5.3.18.

The cost of repair or replacement of art decorations for the lobby or other public portions of the Building, including such repair or replacement of interior or exterior furniture installed in the Common Facilities of the Building.

5.3.19.

The Building’s allocable share of service, replacement, repair, maintenance and other charges assessed from time to time by the Carnegie Center Owners Association II, Inc., or any equivalent association, with respect to the operation of the 500 Series Complex.

5.4.

If Landlord shall make any Capital Expenditure as provided herein (including, without limitation, any repair or replacement treated as a Capital Expenditure under Section 5.3.14 hereof), the costs of such Capital Expenditure shall be included in Operational Expenses in the year of installation and in subsequent years amortized on a straight-line basis, over an appropriate period, not to exceed ten (10) years, in accordance with Generally Accepted Accounting Principles, plus interest payable on the unamortized principal amount of the Capital Expenditure calculated at the Base Rate.

5.5.

Notwithstanding anything in the Lease to the contrary, Operational Expenses shall not include expenditures for any of the following:

5.5.1.

The cost of any capital addition made to the Building of a type not specifically enumerated in Sections 5.3.14 and 5.3.15 herein.

5.5.2.

The costs incurred in preparing space for occupancy by a tenant, including without limitation any costs incurred in advertising, repairing, refurbishing, reconfiguring, restoring, painting or improving in any way such space.

5.5.3.

Repairs or other work occasioned by fire, windstorm or other insured casualty or hazard to the extent that Landlord actually receives proceeds of casualty insurance policies carried by the Landlord insuring the Building and/or the Common Facilities.

5.5.4.

Leasing commissions or legal fees incurred in leasing or procuring new tenants or extending existing leases.

5.5.5.

Repairs or rebuilding necessitated by condemnation.

5.5.6.

Depreciation and amortization of the Building, other than

(a) Capital Expenditures which under Generally Accepted Accounting Principles are expensed or regarded as deferred expenses; and

(b) Capital Expenditures required by law as described hereinabove.

5.5.7.

The salaries and benefits of executive officers of Landlord and the management agent, if any, which shall be deemed salaries or compensation frees to supervisory and management employees other than and excepting the Building superintendents and/or the Building manager, whose salaries shall be included in Operational Expenses.

5.5.8.

Principal or interest on any mortgage indebtedness or other encumbrances on the Property, the Building or any portion thereof.

5.5.9.

Any payments required to be made under or in connection with any permitted ground lease.

5.5.10.

Any income or franchise taxes imposed on or measured by the net income of Landlord from the operation of the Building (except if in substitution for Real Estate Taxes as herein before provided in Section 5.2.4).

5.5.11.

Any factor for return of invested capital or profit; provided that nothing herein is intended to prevent Landlord from borrowing funds to operate the Building at an interest rate not in excess of the Base Rate.

5.5.12.

Any rent paid to Landlord respecting, or attributed to, the occupation of any space in the Building by Landlord, or the management agent of the Building.

5.5.13.

Any costs incurred due to any violation by Landlord or any tenant of Other Premises of the terms and conditions of any lease of space in the Building.

5.6.

Operational Expenses shall be reduced by the amounts of any reimbursement or credit received or receivable by Landlord with respect to an item of cost that is included in Operation Expenses.  There shall also be credited by Landlord in computing Landlord’s Expense Statement any items of expense included in this Section 5 for items furnished to other tenants of the Building without charge, but charged as part of Operational Expenses, which type of costs are being paid directly by Tenant in accordance with the terms and conditions of the within Lease.  Landlord further agrees with Tenant that:

5.6.1.

Landlord shall receive no mark up on any services or service contracts, included as part of Operational Expenses, greater than the cost of contracting for such services from independent contractors.

5.6.2.

Operational Expenses shall not include charges for services rendered or disproportionately rendered for the benefit of other tenants in the Building.

5.6.3.

To the extent that any Capital Expenditure or structural repair shall be financed and the cost thereof, including interest on any principal amount thereof, shall be included as part of Operational

Expenses, any sums paid by Tenant for Operational Expenses attributable to such component shall be strictly applied toward payment and reduction of such obligation.

5.7.

In the event that less than ninety-five percent (95%) of the Net

Rentable Area of the Building is occupied by tenants at all times during any year, then Operation Expenses for such year shall be adjusted to include additional costs and expenses that Landlord reasonably determines would have been incurred, and that tenants customarily request, had ninety-five percent (95%) of the Net Rentable Area of the Building been occupied at all times during such year by tenants for whom Landlord is providing all utilities and services set forth by tenants for whom Landlord is providing all utilities and services set forth in Section 5 of this Lease.  In no event shall the total amount of all Operational Expenses passed through as Additional Rent to all tenants of the Building in any year exceed the actual Operational Expenses incurred by Landlord for such year.

5.8.

Tenant shall make estimated monthly payments to Landlord on account of the amount of Operational Expenses and Real Estate Taxes that are expected to be incurred during each calendar year.  Upon the commencement of the Term, and thereafter at the beginning of each Calendar year, Landlord will submit a statement to Tenant setting forth Landlord’s reasonable estimate of such amount and Tenant’s )Percentage of Landlord’s Estimate.  Tenant shall pay to Landlord on the first day of each month following receipt of Landlord’s Estimate, until Tenant’s receipt of the succeeding Landlord’s Estate, an amount equal to one-twelfth (1/12) of such share.

5.8.1.

If, during the course of any calendar year, Landlord shall determine that the Operational Expenses or Real Estate Taxes for the year will exceed the Landlord’s Estimate, then Landlord shall have the right to adjust Landlord’s Estimate and present a lump sum invoice for the months of the year which precede the revised estimate, and to advise Tenant of an adjustment in future monthly payments of Operational Expenses and Real Estate Taxes.  Such adjusted estimates shall not be made more frequently than once every six (6) months.

5.8.2.

Within approximately ninety (90) days after the end of each calendar year, Landlord shall submit a statement showing (a) Tenant’s Percentage of the amount of Operational Expenses and Real Estate Taxes actually incurred during the preceding calendar year, and (b) the aggregate amount of Tenant’s estimated Payments during such year (the “operational Expense and Real Estate Tax Statement”).  In the event there are Capital Expenditures, the Operational Expense and Real Estate Tax Statement shall include an explanation of the basis upon which the Capital Expenditure is being amortized,  If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Landlord shall issue a credit to Tenant in the offset against Tenant’s next payments of Basic Monthly Rent and Additional Rent.  Landlord, at its option., may pay in a lump sum  any such credit due to Tenant.  If such statement indicates that Tenant’s actual liability exceeds the aggregate amount of such estimated paymen5ts, then Tenant shall promptly p[ay the amount of such underpayment.  The Operational Expense and Real Estate Tax Statement shall become binding and conclusive if not challenged by Tenant within one hundred twenty (120) days after such statement is rendered.  If Tenant timely challenges such statement, (a) Tenant shall identify with as much specificity as is practicable the items in Landlord’s statement that Tenant is challenging, (b) Tenant shall promptly pay to Landlord the amount of any items not in dispute, to the extent such items exceed the estimated payments previously made by Tenant, and (c) Tenant shall retain an independent certified public accountant, subject to Landlord’s approval thereof (which shall not be unreasonably withheld), to perform an audit of the disputed items.  The determination of said accountant shall be binding and conclusive upon both of the parties; and the costs of said account shall be paid by Tenant if the accountant rejects Tenant’s challenges and by Landlord if the accountant sustains such challenges.  In the event that the accountant determines that any disputed amounts withheld by Tenant under Section 5.8.2(b) are owed, Tenant shall pay interest on such amount at the Base Rate.

5.9.

Should the Term of this Lease commence at any time other than the first day of a calendar year, or terminate at any time other than the last day of a calendar year, Operational Expenses and Real Estate Taxes shall be prorated.

5.10.

The mere enumeration of an item within the definitions of Operational Expenses and Capital Expenditures in this Section B shall not be deemed to create an obligation on the part of the Landlord to provide such item unless the Landlord is affirmatively required to provide such item elsewhere in this Agreement.

5.11.

It is Landlord’s intention to install an energy management system in Tenant’s Premises so that Tenant shall be responsible to pay for overtime use in excess of Regular Business Hours of electrical energy required for the Premises.  Tenant agrees that it will promptly pay as Additional Rent, as and when billed therefor by the Landlord, the amount of any expense which would otherwise fall within the definition of Operation Expenses, but which is specifically paid or incurred by the Landlord for operation and maintenance of the Building, the Common Facilities or the Property outside Regular Business Hours at the specific request of the Tenant or the amount of any expenditure incurred for maintenance or repair of damage to the Building, the Common Facilities, the Property, the Premises or the Other Premises caused directly or indirectly, in whole or in part by the gross negligence or intentional misconduct of the Tenant or any of its employees, other agents or Guests.  The cost for such overtime use by Tenant as hereinabove provided shall be an amount payable at the end of the month during the Term that is equal to Landlord’s actual cost to provide such electrical energy and other utilities to Tenant.

5.12.

All Rent shall be paid to Landlord at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant.  If Landlord shall at any time accept Rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord’s rights hereunder.

5.13.

In the event that any business, rent or other taxes that are now or hereafter levied upon Tenant’s use or occupancy of the Premises are enacted, changed or altered so that any of such taxes are levied against Landlord, or the collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord as Additional Rent upon written demand from Landlord.  Notwithstanding any other provision to eh contrary, Tenant shall not be obligated to pay any taxes levied upon Landlord’s net or gross income.

5.14.

Landlord shall have all the rights and remedies for the collection of Additional Rent as are available to Landlord for the collection of Basic Rent pursuant to the terms of this Lease.

6.

Preparation of t he Leased Premises -Tenant Allowance.

Landlord shall pay to Tenant $250,000.00 ("Tenant Allowance") on the Target Date, provided Tenant has paid all sums due Landlord on or before the Commencement Date.

7.

Option to Renew.

7.1.

If, prior to the date of exercise thereof, no Event of Default shall have occurred that the Tenant has not previously cured and if there has not been a History of Recurring Events of Default (whether or not previously cured), the Tenant shall have two (2) options (each, the "Option to Renew"), exercisable exclusively at the time and in the manner set forth below in Section 7.2 of this Agreement, to extend the Term for one additional period of five (5) years' duration. If the Option to Renew is properly exercised, the Renewal Term shall commence upon the end of the Expiring Term.

7.2.

In the event the Tenant elects to exercise the then applicable Option to Renew, the Tenant shall give written notice (the "Renewal Notice") of exercise to the Landlord no later than twenty-four (24) months prior to the end of the then Expiring Term (the "Renewal Notice Date").

7.3.

The Basic Rent for the Renewal Term shall be established by one of the following methods, at Tenant's election:

7.3.1.

No less than one hundred twenty (120) days prior to the Renewal Notice Date, Tenant may give Landlord written notice of its interest in renewing the Lease. If such notice is given, Landlord and Tenant shall negotiate in good faith for sixty (60) days thereafter to determine the Market Rental Rate. If the parties are able to agree on the Market Rental Rate, the Basic Rent for the Premises during the Renewal Term shall be equal to ninety-five percent (95%) of the Market Rental Rate. If the parties are unable to agree on the Market Rental Rate as provided in this Section 7.3.1, then the Market Rental Rate shall be determined by a board of three (3) Master appraisers who are Members of the American Institute of Real Estate Appraisers, or equivalent  appraisal society, one (1) of whom shall be named by Landlord, one (1) by Tenant, and the two (2) so appointed shall select a third. Said board of appraisers shall each be licensed in-the State of New Jersey as Real Estate Appraisers, specializing in the field of commercial appraising of office buildings, having ten (10) years' experience, and recognized as ethical and reputable within their field. Landlord and Tenant agree to make their appointments promptly within ten (10) days after the expiration of the sixty (60) day period, or sooner if mutually agreed upon. The two (2) appraisers selected by Landlord and Tenant shall promptly select a third appraiser within fifteen (15) days after they both have been appointed. Each appraiser, within fifteen (15) days after the third appraiser is selected, shall submit in writing his or her determination of the Market Rental Rate to Landlord and Tenant. The Market Rental Rate shall be the mean of the two (2) closest Market Rental Rate determinations; provided, however, that if the highest and lowest appraisals are equidistant from the middle appraisal, the middle appraisal shall be deemed the Market Rental Rate. Landlord and Tenant shall each pay the fee of the appraiser selected by each and they shall share the payment of the fee of the third appraiser. If Tenant elects to determine the Market Rental Rate by the appraisal process set forth herein, the Basic Rent for the Renewal Term shall be equal to ninety-five percent (95%) of the Market Rental Rate established by the appraisal procedure.

7.3.2.

For purposes of this Section 7.3, "Market Rental Rate" shall mean the effective rental, expressed in dollars per rentable square foot, that would be received by landlords renting first-class office buildings in the Princeton, New Jersey, area comparable to the 500 Series Complex, projected to the commencement date of the Renewal Term (taking into account rent concessions and tenant allowances then available in the Princeton, New Jersey, market) and escalations thereof.

7.4.

In addition to the Basic Rent determined as above provided, Tenant shall be required to pay during the Renewal Term the Additional Rent and any other charges required to be paid by Tenant by this Agreement.

7.5

Upon determination of the Renewal Rent pursuant to this Section 7, Landlord and Tenant shall execute a further lease amendment in writing to reflect the annual Renewal Rent for the Premises.

8.

Use and Occupancy.

8.1.

The Tenant shall continuously occupy and use the Premises during the Term exclusively for general office and research purposes and not for opening for the public any operating banking facility or any lending facility of the type operated customarily by a bank, bank holding company, savings bank, savings and loan, consumer credit lender or similar institutional lender.

8.2.

In connection with the Tenant's use and occupancy of the Premises and use of the Common Facilities, the Tenant shall observe, and the Tenant shall cause the Tenant's employees, other agents and Guests to observe, each of the following:

8.2.1.

the Tenant shall not do, or permit or suffer the doing of, anything which might have the effect of creating a significantly increased risk of, or damage from, fire, explosion or other casualty;

8.2.2.

the Tenant shall not do, or permit or suffer the doing of, anything which would have the effect of (a) increasing any premium for any liability, property, casualty or excess coverage insurance policy otherwise payable by the Landlord, unless Tenant agrees to pay any such increase in premium as Additional Rent, or (b) making any such types or amounts of insurance coverage unavailable to the Landlord.

8.2.3.

to the extent they are not inconsistent with this Agreement, the Tenant and the Tenant's employees, other agents and Guests shall comply with the Building Rules and Regulations attached hereto as Exhibit B, and with any changes made therein by the Landlord if, with respect to any such changes, the Landlord shall have given notice of the particular changes to the Tenant and such changes shall not materially adversely affect the conduct of the Tenant's business in the Premises;

8.2 .4.

the Tenant and the Tenant's employees, other agents and Guests shall not create, permit or continue any Nuisance in or around Carnegie Center, the Premises, the Other Premises, the Building, the Common Facilities or the Property;

8.2.5.

the Tenant and the Tenant's employees, other agents and Guests shall comply with all Federal, state and local statutes, ordinances, rules, regulations and orders as they pertain to the Tenant's use and occupancy of the Premises, to the conduct of the Tenant's business and to the use of the Common Facilities, except that nothing herein shall require the Tenant to make any structural changes that may be required thereby that are generally applicable to the Building as a whole and not solely to Tenant's exclusive use;

8.2.6.

the Tenant and the Tenant's employees, other agents and Guests shall comply with the requirements of the Board of Fire Underwriters (or successor organization) and of any insurance carriers providing liability, property, casualty or excess insurance coverage regarding the Property, the Building, the Common Facilities or any portions thereof, any other improvements on the Property and Carnegie Center, except that nothing herein shall require the Tenant to make any structural or mechanical changes or Tenant Improvements changes that may be required thereby that are generally applicable to the Building as a whole and not solely to Tenant's exclusive use;

8.2.7.

the Tenant and the Tenant's employees, other agents and Guests shall not draw electricity in the Premises in excess of the rated capacity of the electrical conductors and safety devices including, without limiting the generality of the foregoing, circuit breakers and fuses, by which electricity is distributed to and throughout the Premises and, without the prior written consent of the Landlord in each instance, shall not connect any fixtures, appliances or equipment to the electrical distribution system serving the Building and the Premises other than typical professional office equipment such as, without limitation, minicomputers, microcomputers, typewriters, copiers, LAN systems, telecommunications equipment, Bernoulli systems, file servers, vending machines, word processors, laser printers, telephone systems, facsimile machines, controllers, UPS systems, coffee machines and tabletop microwave ovens, none of which, considered individually and in the aggregate, overall and per fused or circuit breaker protected circuit, shall exceed the above limits;

8.2.8.

on a timely basis the Tenant shall pay directly and promptly to the respective taxing authorities any taxes or impositions (other than Real Estate Taxes) charged, assessed or levied exclusively on the Premises or arising exclusively from the Tenant's use and occupancy of the Premises;

8.2.9.

the Tenant and the Tenant's employees, other agents and Guests shall not bring or discharge any substance (solid, liquid or gaseous), or conduct any activity, in or on Carnegie Center, the Property, the Building, the Common Facilities or the Premises that shall have been identified by any Federal, state or local statute [including, without limiting the generality of the foregoing, the Spill Compensation and Control Act ( N.J.S.A. 58:10-23.11 ), as they may be amended], ordinance, rules, regulation or order as toxic or hazardous to health or to the environment; and

8.2.10

the Tenant will not use or occupy the Premises for development, experimentation or production of toxic substances or for breeding of or experimentation on animals.

9.

Landlord's Building Services.

9.1.

The Landlord shall provide or arrange for the provision of the following Building services:

9.1.1.

such maintenance, repair and replacement, reasonable wear and use excepted, of the Building (except the Premises and Other Premises); the Common Facilities, including the Parking Facilities; and the heating, ventilation and air conditioning systems, any plumbing systems and the electrical systems in the Building, the Common Facilities, the Premises and Other Premises as is customarily provided for first-class office buildings in the immediate area;

9.1.2.

such garbage removal from the Building, the Premises, and the Common Facilities and such janitorial and char services for the Building and the Premises as are set forth in Exhibit C attached hereto;

9.1. 3.

water to the Building and the Premises;

9.1. 4.

sewage disposal for the Building;

9.1.5.

snow clearance from, and sweeping of, Parking Facilities, walkways, sidewalks, and private access roads which are part of the Property or the Common Facilities;

9.1.6.

the maintenance of landscaping which is part of the Property or the Common Facilities;

9.1.7.

passenger elevator service for the Building;

9.1.8.

 a Building security system meeting the specifications set forth in Exhibit D; and

9.1.9.

life safety systems that meet all applicable code and regulatory requirements.

9.2.

Throughout the Term of this Lease and any extension thereof, the Landlord shall provide or arrange for the provision of:

9.2.1.

such maintenance and repair, reasonable wear and use excepted, of the Premises, at Tenant's expense, as is required to keep it in good condition and repair in accordance with the prevailing standards of first-class office buildings, except for refinishing walls and wall treatments, base, ceilings, floor treatments and doors or for gouges, spots, marks, damage or defacement caused by anyone other than the Landlord, its employees and other agents or Guests or for unexplained damage to such items; and except for the Tenant's furniture, furnishings, equipment and other property;

9.2.2.

the electricity required for the operation of the Building, the Property, the Common Facilities, and the Premises during Regular Business Hours, and on a reduced service basis during other than Regular Business Hours, and at all times electricity is requested by Tenant for the Premises;

9.2.3.

heat, ventilation and air conditioning for the Building and the Premises; and

9.2.4.

heated water to the Building and the Premises.

9.3.

Except as specifically set forth in Sections 9.1 and 9.2 of this Agreement, the Tenant shall maintain and repair the Premises and keep the Premises in good condition and repair, reasonable wear and use excepted.

9.4.

Throughout the Term, Landlord shall also supply a passenger elevator on a twenty-four (24) hour basis to each floor above the street floor of the Building and in which the Premises or any portion thereof are located.

9.5.

Landlord will provide twenty-four (24) hour security service including security officers on site in Carnegie Center. Tenant shall have the right of twenty-four (24) hour, three hundred sixty-five (365) day, access to the Building.

9.6.

The failure of Landlord to furnish any service hereunder, or the interruption of any service to the Premises, shall not be construed as a constructive eviction of Tenant and shall not excuse Tenant from performing any of its obligations hereunder and shall not give Tenant any claim against Landlord for damages for failure to furnish such service; provided, however, that if any interruption, curtailment, stoppage or suspension of the services or systems described in Section 9 herein not occasioned by Force Majeure shall continue for more than three (3) consecutive business days and shall render a substantial part of the Premises unusable, then all Basic Monthly Rent and Additional Rent payable hereunder shall be abated for the period beginning on the fourth (4th) consecutive business day of such failure and shall continue until full use of the Premises is restored to Tenant.

10.

Tenant Electric.

Subject to the provisions of Section 10.1 hereinbelow, Tenant shall have the right to have the Building and/or the Building Complex separately metered for electrical usage and have the account(s) therefore placed in Tenant’s name, provided Tenant pays all such charges for electrical service directly to the supplier thereof in a timely manner as and when billed therefore.

10.1.

In the event there shall be one or more tenants of Other Premises occupying a minimum of 20% of the Gross Rentable Area of the Building in the aggregate, Tenant shall be responsible to pay to the Landlord as Operational Expenses the actual cost of consumption by Tenant of electrical energy and service furnished to Tenant to serve the Premises exclusively and which charge shall be equivalent to the actual charge made to Landlord by the utility furnishing such electrical energy.  Prior to the commencement of the Non-Exclusive Access Period, Landlord and Tenant shall attempt to agree on the standard charge for furnishing electrical energy and other utilities and services at Tenant’s request at times other than Regular Business Hours.  In the event Landlord and Tenant fail to agree on such charge, such dispute shall be submitted to the Independent Electrical Engineer for a determination of the standard charge that is equivalent to the actual charge made to Landlord by the utility furnishing such electrical energy, and his written determination shall be final and binding on Landlord and Tenant, who shall share equally the costs of such Independent Electrical Engineer.  Landlord shall bill Tenant monthly, and Tenant shall pay said charge for electric energy service to be provided pursuant to this Section 10.1 to Landlord as Additional Rent within ten (10) days after billing.  If a submeter is installed and if the public utility regulations or the regulations of the public utility furnishing the electrical services require Tenant to post a security deposition in connection with such installation, such deposit shall be the obligation of Tenant.

10.2.

In the event there shall be one or more tenants of Other Premises and Landlord does not provide submetering of the Premises, as soon as practicable after the Commencement Date and from time to time thereafter, the Landlord shall furnish the Tenant with a notice setting forth its estimate of Tenant Electric Charges per month.  Unless the Tenant desires to question the Landlord’s then most recent estimate of Tenant Electric Charges exclusively in the manner set forth below, the Landlord’s then most recent estimate shall be binding and shall continue in effect until any question raised by the Tenant is otherwise resolved in accordance with this Section 10.2 of the Agreement.  If the Tenant desires to question the Landlord’s estimate of Tenant Electric Charges, the Tenant shall give notice to the Landlord of its desire.  Upon receipt of the Tenant’s notice, the Landlord shall obtain, at the Tenant’s expense, a reputable, independent electrical engineer’s formal written estimate and computation of the Tenant Electric Charges.  The engineer’s estimate, and shall remain in effect until the Landlord furnishes the Tenant with a subsequent revised notice setting forth a new estimate of Tenant Electric Charges per month, based upon changes in tenancies, changes in consumption or changes in utilities expense during the same period.

10.3.

Tenant covenants that its use of electricity in the Premises shall be limited to and for the operation of (a) lighting in the Premises in accordance with the plans approved for the Tenant Improvements; (b) office equipment and appliances of the types identified in Section 8.2.7 of this Lease, and other similar equipment, and for no other use except with the written consent of Landlord, which shall note be unreasonably withheld; (c) operation of Building systems solely serving the Premises; and (d) integrating security, telephone, and telecommunications systems of the Tenant with such systems operated by Tenant in locations other than the Building.

10.4.

Tenant shall make no alteration to the existing electrical equipment or connect any fixtures, appliances or equipment without the prior written consent of Landlord in each instance, which consent, however, shall not be required if they do not exceed the electrical feeder capacity as originally designed.  Should Landlord grant such consent, all additional risers or other equipment required therefore shall be provided by Landlord and the cost thereof shall be paid by Tenant as Additional Rent upon Landlord’s demand.  As a condition to granting such consent, Landlord may adjust Landlord’s Estimate to reflect any anticipated increase in Additional Rent resulting from any anticipated increase in service to be furnished by Landlord.  If Landlord and Tenant cannot agree on such increase, the Additional Rent increase shall be determined by an independent electrical engineer, to be selected by Landlord subject to Tenant’s reasonable approval.  The fee for services rendered shall be paid by Tenant.

10.5.

With the prior written consent of Landlord, which shall not be unreasonably withheld, Tenant shall be permitted to add special electrical devices to the electrical circuits of the Building to stabilize voltage; install large UPS systems; add transformers and/or panels in order to facilitate the use of other electrical equipment used in the ordinary course of Tenant’s business; and monitor the electrical circuits of the Building for the purpose of evaluating present or potential power problems.

11.

Leasehold Improvements, Fixtures and Trade Fixtures.

All Tenant Improvements and any other leasehold improvements to the Premises paid for by the Tenant Allowance, fixtures installed in the Premises, and the blinds and floor treatments or coverings shall be the property of the Landlord.  Movable furniture, furnishings, trade fixtures and equipment of the Tenant which are in the Premises shall be the property of the Tenant.

12.

Alterations, Improvements and Other Modifications by the Tenant.

12.1.

The Tenant shall not make any alterations, improvements or other modifications to the Premises which effect structural changes in the Building or any portion thereof, change the functional utility or rental value of the Premises or affect the mechanical, electrical, plumbing or other systems installed in the Building or the Premises (“Alterations”), unless the Tenant has first:

12.1.1.

furnished to the Landlord detailed, New Jersey architect-certified construction drawings, construction specifications and , if they pertain in any way to the heating, ventilation and air conditioning or other systems of the Building, related engineering design work and specifications regarding the proposed Alterations;

12.1.2.

received a notice from the Landlord consenting thereto within thirty (30) days of the furnishing thereto, which consent may, at Landlord’s election, be conditioned upon Tenant’s agreement to remove such Alternations at Tenant’s cost at the expiration of the Term or any renewal thereof;

12.1.3.

obtained any necessary building permits or other approvals from the governmental entities having jurisdiction thereof and, if such permits or other approvals are conditional, satisfied all conditions to the satisfaction of such governmental entities; and

12.1.4.

met, and continues to meet, all the following conditions with regard to any contractors selected by the Tenant and any subcontractors, including materialmen, in turn selected by any of them:

12.1.4.1.

the Tenant shall have sole responsibility for payment of, and shall pay, such contractors;

12.1.4.2

the Tenant shall have sole responsibility for coordinating, and shall coordinate, the work to be supplied or performed by such  contractors, both among themselves and with any contractors selected by the Landlord;

12.1.4.3

the Tenant shall not permit or suffer the filing of any mechanic’s notice of intention or other lien or prospective lien by any such contractor or subcontractor with respect to the Property, the Common Facilities, the Building or any other improvements on the Property; and if any of the foregoing should be filed by a such contractor or subcontractor, the Tenant shall forthwith obtain and file the complete discharge and release thereof or provide such payment bond(s) from a reputable, financially sound institutional surety as will, in the opinion of the Landlord, the holders of any mortgage indebtedness on, or other interest in, the Property, the Building, the common Facilities or any other improvements on the Property, or any portions thereof, and their respective title insurers, be adequate to assure the complete discharge and release thereof;

12.1.4.4.

prior to any such contractor’s entering upon the Property, the Building or the Premises or commencing work, the Tenant shall have delivered to the Landlord (a) all the Tenant’s certificates of insurance set forth in Section 14 of this Agreement, conforming in all respects to the requirements of Section 14 of this Agreement, except that the effective dates of all such insurance policies shall be prior to any such contractor’s entering upon the Property, the Building or the Premises or commencing work (if any work is scheduled to begin before the Commencement Date) and (b) similar certificates of insurance from each of the Tenant’s contractors providing for coverage in equivalent amounts, together with their respective certificates of workers’ compensation insurance, employer’s liability insurance and products-completed operations insurance, the latter providing coverage in at least the amount required for the Tenant’s comprehensive general public liability and excess insurance;

12.1.4.5.

each such contractor shall be a party to collective bargaining agreements with those unions that are certified as the collective bargaining agents of all bargaining units of such contractor, of which all such contractor’s workmen shall be members in good standing;

12.1.4.6

each such contractor shall perform its work in a good and workmanlike manner and shall not interfere with or hinder the Landlord or any other contractor in any manner; and

12.1.4.7.

there shall be no labor dispute of any nature whatsoever

involving any such contractor or any workmen of such contractor or the unions of which they are members with anyone; and if such a labor dispute exists or comes into existence the Tenant shall forthwith, at the Tenant’s sole cost and expense, remove all such contractors and their workmen from the Building Complex.

13.

Landlord’s Rights of Entry and Access.

The Landlord and its authorized agents shall have the following rights of entry and access to the Premises:

13.1.

In case of any emergency or threatened emergency, at any time for any purpose which the Landlord reasonably believes under such circumstances will serve to prevent, eliminate or reduce the emergency, or the threat thereof, or damage or threatened damage to persons and property.

13.2.

Upon at least one (1) day’s prior written advice to the Tenant, at any time for the purpose of erecting or constructing improvements, modifications, alterations and other changes to the Building or any portion thereof, including, without limiting the generality of the foregoing, the Premises, the Common Facilities or the Property or for the purpose of repairing, maintaining, or cleaning them, whether for the benefit of the Landlord, the Building, all tenants of Other Premises in the Building, or one or more tenants of Other Premises.  In connection with any such improvements, modifications, alterations, other changes, repairs, maintenance or cleaning, the Landlord may close off such portions of the Property, the Building and the Common Facilities and interrupt such services as may be necessary to accomplish such work, without liability to the Tenant therefor and without such closing or interruption being deemed an eviction or requiring an abatement of rent.  However, in accomplishing any such work, the Landlord shall use its best efforts not to materially interfere with the Tenant’s use and enjoyment of the Premises or the conduct of the Tenant’s business and to minimize interference, inconvenience and annoyance to the Tenant.

13.3.

At all reasonable hours for the purpose of operating, inspecting or examining the Building, including the Premises, or the Property.

13.4.

At any time after the Tenant has vacated the Premises, for the purpose of preparing the Premises for another tenant or prospective tenant.

13.5.

Upon at least one (1) day’s prior written advice to the Tenant and if practicable, by appointment with the Tenant, at all reasonable hours for the purpose of showing the Building to prospective purchasers, mortgages and prospective mortgagees.

13.6.

Upon at least one (1) day’s prior written advice to the Tenant and, if practicable, by appointment with the Tenant, at all reasonable hours during the last six (6) months of the Term for the purpose of showing the Premises to prospective tenants thereof.

13.7.

The mere enumeration of any right of the Landlord within this Section 13 shall not be deemed to create an obligation on the part of the Landlord to exercise any such right unless the Landlord is affirmatively required to exercise such right elsewhere in this Agreement.

14.

Liabilities and Insurance Obligations.

14.1.

The tenant shall, at the Tenant’s own expense, purchase before the commencement of the Non-Exclusive Access Period, and maintain in full force and effect throughout the Term and any other period during which the Tenant may have possession of the Premises, the following types of insurance coverage from financially sound and reputable insurers, licensed by the State of New Jersey to provide such insurance acceptable to the Landlord, in the minimum amounts set forth below, each of which insurance policies shall be for the benefit of and shall name the Landlord, the Landlord’s managing agent and mortgagees known to the Tenant, if any, of the Building or any interest therein, their successors and assigns as additional persons insured, and note of which insurance policies shall contain a “Co-insurance” clause:

14.1.1.

comprehensive general public liability insurance (including a broad form coverage endorsement) and excess (“umbrella”) insurance which, without limiting the generality of the foregoing considered together, shall insure against such risks as bodily injury, death and property damage with a combined single limit of not less than $3,000,000.00 for each occurrence with respect to each type of risk (or such greater amounts as the Landlord may reasonably specify form time to time by notice to the Tenant);

14.1.2.

property, casualty and “all risks” insurance which, without limiting the generality of the foregoing, shall insure against the risk of damage and loss by reason of fire, explosion and all other casualties to Tenant’s property including, without limiting the generality of the foregoing, the Tenant’s furniture, furnishings, trade fixtures, equipment and other contents, in an amount not less than the full replacement cost thereof.

14.2.

To the extent that Landlord shall purchase insurance, the same shall be paid for as part of Operational Expenses as provided in Section 5.  The Landlord shall not be obligated to obtain such insurance solely because of such enumeration in Section 5.  In connection with any blanket insurance obtained by Landlord, Landlord shall have the right to obtain such blanket insurance coverage as long as premiums are identifiable and allocable to the Building.

14.3.

With respect to risks as to which this Agreement requires either party to maintain insurance, or as to which either party is effectively insured and or which risks the other party may be liable, the party required to maintain such insurance and the party effectively insured shall use their best efforts to obtain a clause, if available from the respective insurer, in each such insurance policy expressly waiving any right of recovery, by reasons of subrogation to such party’s rights or otherwise, the respective insurer might otherwise have or obtain against the other party, so long as such a clause can be obtained in the respective insurance policy without additional premium cost.  If such a clause can be obtained in the respective insurance policy, but only at additional premium cost, the party required to maintain the insurance shall, by notice to the other party, promptly advise the other party of such fact and the amount of the additional premium, cost.  If the other party desires the inclusion of such a clause in the notifying party’s respective insurance policy, the other party shall within ten (10) days of receipt of the notifying party’s notice, by notice advise the notifying party of its desire and enclose therewith its check in the full amount of the additional premium cost; otherwise the notifying party need not obtain such a clause in the respective insurance.  The obligations set forth in this Section 14.3 shall not apply with respect to losses and damages to the Building, the Premises, or any portion of either resulting from fire or other casualty caused, in whole or in part, by the gross negligence or intentional misconduct of the Landlord or Tenant, or other employees, other agents or Guests.

14.4.

Each party hereby waives any right of recovery against the other party for any and all damages for property losses and property damages which are actually insured by either party, but only to the extent:

14.4.1.

that the waiver set forth in this Section 14.4 does not cause or result in any cancellation of, or diminution in, the insurance coverage otherwise available under any applicable insurance policy;

14.4.2.

of the proceeds of any applicable insurance policy (without adjustment for any deductible amount set forth therein) actually received by such party for such respective loss or damages; and

14.4.3.

the substance of the clause contemplated by Section 14.3 of this Agreement is actually and effectively set forth in the respective insurance policy.

The waiver set forth in this Section 14.4 of this Agreement shall not apply with respect to liability insurance policies (as opposed to property and casualty insurance policies).

14.5.

The Landlord and the Tenant each hereby waives any right of recovery it might otherwise have against the other for losses and damages caused actively or passively, in whole or in part, by any of the risks the other is required to insure against in accordance with this Agreement, unless such waiver would cause or result in a cancellation of, or diminution in, the coverage of the Tenant’s or Landlord’s policies of insurance, as the case may be, against such risks.

14.6.

The Landlord shall have no liability whatsoever to the Tenant or the Tenant’s employees, other agents or Guests or anyone else for any death, bodily injury, property loss or other damages suffered by any of them or any of their property which is not caused by the gross negligence or intentional misconduct of the Landlord,  its employees, other agents or Guests.

14.7.

Each policy of insurance required under Section 14.1 of this Agreement shall include provisions to the effect that:

14.7.1.

no act or omission of the Tenant, its employees, other agents or Guests shall result in a loss of insurance coverage otherwise available under such policy to any person required to be named as an additional insured in accordance with Section 14.1 of the Agreement; and

14.7.2.

the insurance coverage afforded by such policy shall not be diminished, canceled, permitted to expire or otherwise terminated for any reason except upon thirty (30) days’ prior written notice from the insurer to every person required to be named as an additional insured in accordance with Section 14.1 of this Agreement.

14.8.

With respect to each type of insurance coverage referred to in Section 14.1 of this Agreement, prior to the Commencement Date the Tenant shall cause its insurer(s) to deliver to the Landlord the certificate(s) of the insurer setting forth the name and address of the insurer, the name and address of each additional insured, the type of coverage provided, the limits of coverage, any deductible amounts, the effective dates of coverage and that each policy under which coverage is provided affirmatively includes provisions to the effect set forth in Section 14.7 of this Agreement.  In the event any of such certificates indicates a coverage termination date earlier than the end of the Term or the end of any other period during which Tenant may have possession of the Premises, no later than then (10) days before any such coverage termination date the Tenant shall deliver to the Landlord respective, equivalent new certificate(s) of the insurer(s).

15.

Casualty Damage to Building or Premises.

15.1.

If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in Landlord’s reasonable judgment such repair and restoration cannot be completed within two hundred seventy (270) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with an insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), then Landlord shall have the right, at its option, to terminate this Lease as of the sixtieth (60th) day after such damage or destruction by giving written notice of termination with foryfive (45) days after the occurrence of such damage or destruction.

15.2.

If Landlord determines, in it sole but reasonable judgment, that the repairs and restoration to the Premises cannot be substantially completed within two hundred seventy (270) days after the date of such damage or destruction, Landlord shall promptly (and in any event within forty-five (45) days following the date of the casualty) notify Tenant of such determination, Tenant shall have the right to terminate this (and only this) Lease by providing written notice to Landlord.  If Tenant does not elect to terminate this Lease within such thirty (30) day period , and provided that Landlord has not elected to terminate this Lease, Landlord shall proceed to repair and restore the Premises and the Building.  Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease if the act or omission of Tenant or any of its employees or agents shall have caused the damage or destruction.

15.3.

If this Lease is terminated pursuant to Section 15.1 or 15.2 above, then all Rent shall be apportioned and paid to the date of the damage or destruction (subject to Tenant’s obligation to pay a pro rata portion of the Basic Rent for any portion of the Premises that Tenant actually occupies from such date through the date of termination).  If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, the Tenant shall be required to pay the Basic Rent and Additional Rent only for the portion of the Premises that is usable while such repair and restoration are being made.  Landlord shall bear the expenses of repairing and restoring the Premises and the Building; proved, however, that if such damage or destruction was caused by the act or omission of Tenant or any of its employees or agents, then Tenant shall pay the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction.

15.4.

The Tenant shall promptly advise the Landlord by the quickest means of communications of the occurrence or threatened occurrence of any casualty damage to the Building or the Premises of which the Tenant becomes aware.

15.5.

If Landlord shall repair and restore as herein provided, the Tenant agrees, at its cost and expense, to forthwith remove any and all of its equipment, fixtures, and personal property as the same may be required to permit Landlord to expedite such repair and restoration.

15.6.

If Landlord shall repair and restore as herein provided, Landlord agrees to use its best efforts to relocate Tenant to other available space in the 500 Series Complex or in the Carnegie Center, if space is not available in the 500 Series Complex, for the duration of the repair and restoration period; provided, however, that in the event of such relocation, Landlord and Tenant shall agree upon an equitable adjustment of Tenant’s obligation to pay Rent during such period.

16.

Condemnation.

16.1.

If the whole or a “Substantial Part” (as hereinafter defined) of the Premises, or the use or occupancy of the Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a governmental or quasi-governmental authority, and all Rent payable hereunder shall be apportioned as of such date.  If less than a substantial part of the Premises, or the use or occupancy thereof, is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), this Lease shall continue in full force and effect, but the Basic Rent and Additional Rent thereafter payable hereunder shall be equitably adjusted (on the basis of the ratio of the number of square feet of Gross Rentable Area taken to the total number of square feet of Gross Rentable Area of the Premises prior to such taking) as of the date title vests in the governmental or quasi-governmental authority.  For purposes of this Section 16.1, a “Substantial Part” of the Premises shall be considered to have been taken if more than ten percent (10%) of the Premises is rendered unusable as a result of such taking.

16.2.

All awards, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such a taking) shall belong to Landlord.  Tenant agrees not to make any claim against

Landlord or the condemning authority for any portion of such award or compensation attributable to damage to the Premises, the value of the unexpired Term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages.  Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment, trade fixtures and leasehold improvements (not including the work to be performed by Landlord pursuant to Exhibit D) installed in the Premises at Tenant’s expense, and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

17.

Assignment or Subletting by Tenant.

17.1.

Tenant shall have the absolute right to assign this Agreement or sublease all or a portion of the Premises without the prior written consent of the Landlord (a “Permitted Assignment”), subject, however, to the following express limitations:

17.1.1.

The aggregate amount of space leased to Tenant in all buildings in Carnegie Center to be subleased or assigned by Tenant or its affiliates shall not exceed one hundred fifty thousand (150,000) square feet of Net Rentable Area.

17.1.2.

Tenant shall not sublease or assign any part of the Premises to any existing tenant in any of the buildings in Carnegie Center without Landlord’s prior consent, which consent shall not be unreasonably withheld, if vacant space is not then available in Carnegie Center which directly competes with the space Tenant proposes to sublet or assign.

17.2.

As to any Permitted Assignment hereunder, the Tenant shall not assign this Agreement or any of the Tenant’s right hereunder or sublet the Premises or any portion thereof without first giving fifteen (15) days’ prior notice to the Landlord of its desire to assign this Lease or sublet all or a portion of the Premises.  The Tenant’s notice to the Landlord shall include, by diagram and measurement of the actual square feet of floor space, the precise portion of the Premises proposed to be subject to the assignment of this Agreement or to be sublet.

17.3.

Within fifteen (15) days of receipt of such notice, the Landlord, in its sole discretion, may elect to terminate the Term with respect to such portion of  the Premises proposed to be subject to the assignment or to be sublet as of (a) the end of the month after the Tenant has given notice of the Tenant’s desire to assign or sublet or (b) the proposed effective date of the proposed assignment or sublease, which action hereunder shall be deemed “Landlord’s Recapture”.  Effective as of the date of Landlord’s Recapture of all or a portion of the Premises, Tenant shall thereafter have no further obligation under the Lease applicable to such recaptured space, except to the extent of any unpaid obligations due and owing from Tenant pursuant to the terms and conditions of this Agreement.

17.3.1

Landlord’s Recapture election shall only apply to assignments or sublets (individually or cumulatively) of more than 20% of the

Leased Premises.

17.4

Any Permitted Assignment shall be subject to all the following terms and conditions:

17.4.1.

any proposed assignee or sublessee shall, by document executed and delivered forthwith to the Landlord, agree to be bound by all the obligations of the Tenant set forth in this Agreement;

17.4.2

the Tenant shall remain liable under this Agreement for the timely performance of all obligations of the Tenant set forth in this Agreement; and

17.4.3

the Tenant shall forthwith deliver to the Landlord manually executed copies of the assignment or sublease.

17.5

Landlord and Tenant shall share equally any Assignment Premium or Sublease Premium resulting from a Permitted Assignment, after first reimbursing Landlord for any actual losses it has sustained to date.

17.5.1

“Assignment Premium” shall mean all sums paid to Tenant by the assignee for (or by reason of) the assignment, excluding any amounts received by Tenant for, or attributable to, any other property (valued at the lesser of the amount received by Tenant or fair market value) of Tenant transferred in connection with the assignment, less: (a) commissions actually paid by Tenant to a licensed real estate broker to procure the assignment; (b) the actual cost of any alteration, addition, improvement, repair, construction or modification made to the assigned premises for the benefit of the assignee; (c) reasonable market concessions given to procure the assignment; and (d) the amount of Rent paid by Tenant during any vacancy period between Tenant’s occupancy and the effective date of the assignment, up to a maximum of forty-five (45) days. Tenant shall pay to Landlord any amounts due as a result of any Assignment Premium as and when they are received by Tenant.

17.5.2

“Sublease Premium” shall mean all sums paid to Tenant by the sublessee(s) for (or by reason of) the sublease(s), excluding any amounts received by Tenant for, or attributable to, any other property (valued at the lesser of the amount received by Tenant or fair market value) of Tenant transferred in connection with the subleases(s), less: (a) commissions actually paid by Tenant to a licensed real estate broker to procure the sublease(s); (b) the actual cost of any alteration, addition, improvement, repair, construction or modification made to the subleased premises for the benefit of the sublessee(s); (c) reasonable market concessions given to procure the sublease(s); (d) Basic Monthly Rent and Additional Rent allocable to the area subleased; and (e) the amount of Rent paid by Tenant during any vacancy period between Tenant’s occupancy and the effective date of the subleases(s), up to a maximum of forty-five (45) days for each such sublease. Tenant shall pay to Landlord any amounts due as a result of any Sublease Premium as and when they are received by Tenant.

17.6

It is expressly agreed that Tenant’s Right of Expansion pursuant to Section 33 hereof, and Tenant’s signage rights pursuant to Section 18 hereof are personal to Tenant and may not be assigned by Tenant or enforced by any sublessee of any portion of the Premises or by any assignee of this Agreement.

18

Signs, Displays and Advertising.

18.1

The Tenant may have one sign identifying the Tenant and the Landlord’s assigned number of the Premises in or on each of the principal doors to the Premises, the Building directory and the directory, if any, on floors of the Building on which the Premises are located, and the Property. All such signs, and the method and materials used in mounting and dismounting them, shall be in accordance with the Landlord’s specifications. All signs shall be provided and mounted by the Landlord at the Tenant’s expense.

18.2

No other sign, advertisement, fixture or display shall be used by the Tenant on the Property or in the Building or the Common Facilities. Any signs other than those specifically permitted under Section 18.1 of this Agreement shall be removed promptly by the Tenant or by the Landlord at the Tenant’s expense.

19.

Covenants of Landlord.

19.1

Landlord covenants that the Landlord is the owner of the Building, the Property and those Common Facilities located on the Property. The Landlord has the right and authority to enter into and execute and deliver this Agreement with the Tenant. Subject to existing rights granted to Raytheon Engineers & constructors (“Raytheon”), Landlord represents that the entirety of the Building will be leased to Tenant. Landlord shall provide notice to Raytheon that space is available in the Building at the earliest date allowed under the Lease with Raytheon. Landlord shall immediately notify Tenant of Raytheon’s election to accept or reject such space as may be available in the Building. Tenant shall have the right to modify this Agreement to exclude any space which Raytheon has elected to lease. Landlord covenants that it has the right to make this Lease for the Term of the Lease aforesaid, and that if Tenant shall pay the Rent and perform all of the covenants, agreements, and conditions specified in this Lease to be performed by Tenant, Tenant shall, for the Term of the Lease, freely, peaceably, quietly, and exclusively (except as otherwise expressly provided herein) occupy, enjoy, and have complete and unrestricted access to, the Premises without molestation or hindrance by Landlord, its agents or employees, or any party claiming through or under Landlord for any reason.

19.2

Landlord covenants not to lease any space in the Building to any other tenant without including in such tenant’s lease provisions identical in all material respects to Sections 8.2.9 and 8.2.10 of this Agreement.

19.3

Landlord covenants not to enter into any ground lease with respect to the Property without the prior written consent of Tenant.

20.

Surrender

Upon termination of the Term, the Tenant shall surrender possession of the Premises; remove from the Premises all property owned by the Tenant or anyone else other than the Landlord; clean the Premises; remove any Alterations which Tenant agreed to remove upon termination of the Term in accordance with Section 12 of this Lease; leave the Premises in good order and condition, ordinary wear and use excepted; return all copies of all keys and passes to the Premises, the Common Facilities and the Building to the Landlord; comply with the requirements of Section 23.3 of this Lease as applicable; and receive the Landlord’s written acceptance of the Tenant’s surrender. The Landlord shall not be deemed to have accepted the Tenant’s surrender of the premises unless and until the Landlord had executed and delivered the Landlord’s written acceptance of surrender to the tenant, which Landlord agrees to provide within a reasonable time after Tenant surrenders possessions of the Premises.

21.

Events of Default.

The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

21.1

the Tenant’s failure to pay any installment of Basic Monthly Rent or any amount of Additional Rent within ten (10) days after receipt of notice that such Basic Monthly Rent or Additional Rent is due and owing;

21.2

the Tenant’s failure to complete performance of any of the Tenant’s obligations under this Agreement (other than those contemplated by Section 21.1 of this Agreement) within thirty (30) days after the Landlord shall have given notice to the Tenant specifying which of the Tenant’s obligations has not been performed and in what respects, unless completion of performance within such period of thirty (30) days is not possible using diligence and expedience, then within a reasonable time of the Landlord’s notice so long as the Tenant shall have commenced substantial performance within the first ten (10) days of such period of thirty (30) days and shall have continued to provide substantial performance, diligently and expediently, through to completion of performance;

21.3

the sale, transfer or other disposition of any leasehold interest of the Tenant in the Premises by way of execution or other legal process;

21.4

with the exception of those of the following events to which Section 365 of the Bankruptcy Code shall apply in the context of an office lease (in which case Section 21.5 of this Agreement shall apply):

21.4.1

the Tenant’s becoming a “debtor,” as that term is defined in Article 101 of the Bankruptcy Code;

21.4.2

any time when either the value of the Tenant’s liabilities exceeds the value of the Tenant’s assets or the Tenant is unable to pay its obligations as and when they respectively become due in the ordinary course of business;

21.4.3

the appointment of a receiver or trustee of the Tenant’s property or affairs; or

21.4.4

the Tenant’s making an assignment for the benefit of, or an arrangement with or among, creditors or filing a petition in insolvency or for reorganization or for the appointment of a receiver; or

21.5.

in the event of the occurrence of any of the events enumerated in Section 21.4 of this Agreement to which Section 365 of the Bankruptcy Code shall apply in the context of an office lease, the earlier of the bankruptcy trustee’s rejection or deemed rejection (as those terms are used in Section 365 of the Bankruptcy Code) of this Agreement; or

21.6

 the Tenant’s abandoning the Premises before expiration of the Term without the prior written consent of the Landlord.

22.

Rights and Remedies.

22.1

upon the occurrence of an Event of Default, the Landlord shall have all the following rights and remedies:

22.1.1

to elect to terminate the Term by giving notice of such election, and the effective date thereof, to the Tenant and to receive Termination Damages;

22.1.2

to elect to re-enter and re-take possession of the Premises, without thereby terminating the Term, by giving notice of such election, and the effective date thereof, to the Tenant and to receive Re-Leasing Damages;

22.1.3.

if the Tenant remains in possession of the Premises or any part thereof after the Tenant’s obligation to surrender any or all of the Premises shall have arisen, to remove the Tenant and the Tenant’s and any others’ possessions from the Premises by any of the following means and to receive Holdover Damages without any liability to the Tenant therefore, any such liability to the Tenant therefore which might otherwise arise being hereby waived by the Tenant: legal proceedings (summary or otherwise), writ of dispossession and any other means and to receive all expenses incurred in removing the Tenant and the Tenant’s and any others’ possessions from the Premises, and of storing such possessions if the Landlord so elects;

22.1.4.

to be awarded specific performance, temporary restraints and preliminary and permanent injunctive relief regarding Events of Default where the Landlord’s rights and remedies at law may be inadequate, without the necessity of proving actual damages or the inadequacy of the rights and remedies at law;

22.1.5.

to receive all expenses incurred in securing, preserving, maintaining and operating the Premises during any period of vacancy, in making repairs to the Premises, in preparing the Premises for re-leasing and in re-leasing the Premises including, without limiting the generality of the foregoing, any brokerage commissions actually paid to licensed real estate brokers.

22.1.6.

to receive legal expenses, including without limiting the generality of the foregoing, reasonable attorneys’ fees incurred in connection with successfully pursuing any of the Landlord’s rights and remedies, including indemnification rights and remedies;

22.1.7.

if the Landlord, in its sole discretion, elects to perform any obligation of the Tenant under the Agreement (other than the obligation to pay Rent) which the Tenant has not timely performed, to receive all expenses incurred in so doing;

22.1.8.

to elect to pursue any legal or equitable right and remedy available to the Landlord under this Agreement or otherwise; and

22.1.9.

to elect any combination, or any sequential combination of any of the rights and remedies set forth in Section 22.1 of this Agreement.

22.1.10.

For the purposes of this Section 22, any default by tenant or any affiliate in connection with any other lease of a building in the 500 Series Complex may, at the election of the Landlord, be deemed an event of default under the within Lease which shall permit Landlord to exercise any of the rights and remedies of this Lease as if the event of default was occasioned under this Lease; it being intended that the within provision shall be deemed a cross-default provision with all other Tenant or affiliate leases in the 500 Series Complex.

22.2

In the event the Landlord elects the right and remedy set forth in Section 22.1.1 of this Agreement, Termination Damages shall be equal to the amount which, at the time of actual payment thereof to the Landlord, is the sum of:

22.2.1.

all accrued but unpaid Rent;

22.2.2

the present value (calculated using the most recently available (at the time of calculation) published weekly average yield on United States Treasury securities having maturities comparable to the balance of the then remaining Term) of the sum of all payments of Rent remaining due (at the time of calculation) until the date the Term would have expired (had there been no election to renew or to terminate it earlier) less the present value (similarly calculated) of all payments of rent to be received through the end of the Term (had there been no election to renew or to terminate it earlier) from a lessee, if any, of the Premises at the time of calculation and it shall be assumed for purposes of such calculations that (a) the amount of future Additional Rent due per year under this Agreement will be equal to the average Additional Rent per month due during the twelve (12) full calendar months immediately preceding the date of any such calculation, increasing annually at a rate of eight (8%) percent compounded, and (b) if any calculation is made before the end of the calendar year, Operational Expenses may be extrapolated based on the year-to-date experience of the Landlord;

22.2.3.

the Landlord’s reasonably estimated cost of demolishing any leasehold improvements to the Premises;

22.2.4.

INTENTIONALLY LEFT BLANK; and

22.2.5.

reimbursements for all costs and expenses referred to in

Sections 22.1.5, 22.1.6, and 22.1.7.

22.3

In the event the Landlord elects the right and remedy set forth in Section 22.1.2 of this Agreement, Re-Leasing Damages shall be equal to the Rent less any rent actually and timely received by the Landlord from any lessee of the Premises or any portion thereof, payable at the respective times that Rent is payable under the Agreement, including reimbursements for all costs and expenses referred to in Sections 22.1.5, 22.1.6, and 22.1.7 hereof.

22.4

In the event the Landlord elects the right and remedy set forth in Section 22.1.3 of this Agreement, Holdover Damages shall mean damages at the rate per month or part thereof equal to one and one-half (1 1/2) times the then applicable Basic Monthly Rent, plus all Additional Rent as set forth in this Agreement, payable in full on the first day of each holdover month or part thereof.

22.5.

In connection with any summary proceeding to dispossess and remove the Tenant from the Premises under Section 22.1.3 of this Agreement, the Tenant hereby waives any notices for delivery of possession thereof, of termination, of demand for removal there from, of the cause therefore, to cease, to quit and all other notices that might otherwise be required pursuant to N.J.S.A. 2A:18-53 et seq.

23.

Termination of the Term.

23.1

The Term shall terminate upon the earliest of the following events to occur:

23.1.1.

the Expiration Date;

23.1.2.

in connection with a transaction contemplated by Section 16 of this Agreement, vesting of the acquiring party’s right to possession;

23.1.3.

under the circumstances contemplated by Section 15 of this Agreement, upon the Tenant’s giving the Casualty Termination Notice (which termination shall be effective as of the date of the subject casualty with respect to those portions of the Premises rendered untenantable and as of the date of the Tenant’s giving the Casualty Termination Notice, with respect to those portions of the Premises not rendered untenantable);

23.1.4.

under the circumstances contemplated by Section 15 of this Agreement, upon the expiration of forty-five (45) additional days beyond the time period the Landlord has to restore (without the Landlord’s completion of restoration in the interim) after the Tenant shall have given prompt notice that the Landlord has not restored the Premises on a timely basis and that the Tenant desires termination of the Term (which termination shall be effective as of the date of the subject casualty with respect to those portions of the Premises rendered untenantable and as of the date of the Tenant’s giving notice with respect to those portions of the Premises which were not rendered untenantable);

23.1.5.

the effective date of any election to recapture by the Landlord under Section 17 of this Agreement in response to the Tenant’s notice of the Tenant’s desire to assign this Agreement or to sublet a portion of the Premises; or

23.1.6.

the effective date of any election by the Landlord to terminate the Term under Section 22.1.1 of this Agreement.

23.2.

No termination of the Term shall have the effect of releasing the Tenant from any obligation or liability theretofore or thereby incurred and, until the Tenant shall have surrendered the Premises in accordance with Section 20 of this Agreement, from any obligation or liability thereafter incurred.

23.3.

Tenant agrees that at the expiration of the Term, it will effectuate compliance, if required, by any statute or other governmental requirements with respect to environmental regulations imposed by law, whether Federal, State or Local and in connection therewith it will:

23.3.1.

Promptly upon request of the Landlord, and upon demand from time to time, but in no event more than five (5) days after the Landlord’s respective request, the Tenant shall execute, acknowledge and deliver to the Landlord or its designee an estoppel or other certificate, satisfactory in form and substance to the Landlord and any of its mortgagees or transferees or prospective mortgagees or transferees, with respect to any of or all the following matters:

23.3.2.

any matter reasonably requested by the Landlord or any of its mortgagees or transferees or prospective mortgagees or transferees, including, without limiting the generality of the foregoing, such information as the Landlord may request for purposes of assuring compliance with the Industrial Site Recovery Act (N.J.S.A. 13: 1K-6 et seq.), as it may be amended, and any other applicable Federal, state or local statute, ordinance, rule, regulation or order concerned with environmental matters.

23.3.3.

Approximately (a) 90 days prior to the termination of the Term and (b) 30 days prior to any relocation of the Tenant from the Premises the Tenant shall obtain from the New Jersey Department of Environmental Protection, and deliver to the landlord, the Department’s unconditional certificate of nonapplicability or approval of the Tenant’s negative declaration or clean-up plan, together with copies of all documents furnished to the Department in connection with obtaining such certificate or approval.

24.

Mortgage and Underlying Lease Priority.

24.1.

this Lease shall be subject and subordinate at all times to the lien of any mortgages or other encumbrances now or hereafter placed on the Property, Building or Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of the Lease to the lien of any such mortgage or other encumbrances as shall be desired by a mortgagee or proposed mortgagee. Tenant acknowledges that the Landlord’s mortgagee shall have the absolute right at its sole election to keep the lease superior to any such mortgages or other encumbrances. In the event Tenant fails to execute any acknowledgment to the foregoing effect within five (5) business days of receipt of such a request, tenant appoints Landlord the attorney-in-fact of the Tenant to execute and deliver any such instrument or instruments for and in the name of Tenant.

24.2.

The foregoing provisions of this Section 24 shall be effective only in the event that any such mortgagee or holder of other encumbrance provides, or the holder thereof agrees with Tenant, as follows:

24.2.1.

That this Lease is and shall be subject and subordinate to the mortgage insofar as it affects the Property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon.

24.2.2

That in the event it should become necessary to foreclose the mortgage, the mortgagee thereunder will not join the Tenant under any lease in summary or foreclosure proceedings so long as the Tenant is not in default under any if the terms, covenants, or conditions of this lease.

24.2.3.

That in the event the mortgagee shall, in accordance with the foregoing, succeed to the interest of the Landlord under this Lease, the mortgagee agrees to be bound to the Tenant under all of the terms, covenants and conditions of this Lease, and the Tenant agrees, from and after such event, to attorn to the mortgagee and/or purchaser at any foreclosure sale of the Premises, all rights and obligations under this Lease to continue as though the interest of Landlord had not terminated or such foreclosure proceedings had not been brought, and the Tenant shall have the same remedies against the mortgagee for the breach of an agreement contained in this Lease that the Tenant might have had under this Lease against the Landlord if the mortgagee had not succeeded to the interest of the Landlord; provided, however, that the mortgagee shall not be:

24.2.3.1

liable for any act or omission of the Landlord, except as otherwise provided by law; or

24.2,3,2.

subject to any offsets or defenses which the Tenant might have against the Landlord, except as otherwise provided by law; or

24.2.3.3.

bound by any Basic Rent or Additional Rent which the tenant might have paid to the Landlord for more than the current month and one (1) additional month; or

24.2.3.4.

bound by any amendment or modification to the Lease made without its consent, which consent shall not be unreasonably withheld or delayed.

24.3.

Notwithstanding anything to the contrary that may be set forth in subsection 24.1 of this Agreement, the Landlord shall use reasonable commercial efforts to obtain for Tenant appropriate non-disturbance agreements from any present or future mortgagees or holders of other superior interests in the Building.

25.

Transfer by Landlord.

25.1.

The Landlord shall have the right at any time and from time to time to sell, transfer, lease or otherwise dispose of the Property, the Common Facilities or the Building or any of the Landlord’s interests therein, or to assign this Agreement or any of the Landlord’s rights thereunder.

25.2.

In the event of the occurrence of any transaction contemplated by Section 25.1 of this Agreement the Tenant, upon written request therefore from the transferee, shall attorn to and become the tenant of such transferee upon the terms and conditions set forth in this Agreement, provided that such transferee shall execute a non-disturbance and attornment agreement with Tenant reasonably satisfactory in form and substance to Tenant and its attorneys.

25.3.

Notwithstanding anything to the contrary that may be set forth in Sections 25.1 and 25.2 of this Agreement, in the event any mortgage contemplated by Section 24 of this Agreement is enforced by the respective mortgagee pursuant to remedies provided in the mortgage or otherwise provided by law or equity and any person succeeds to the interest of the Landlord as a result of, or in connection with, any such enforcement, the Tenant shall, upon the request of such successor in interest, automatically attorn to and become the Tenant of such successor in interest without any change in the terms or provisions of this agreement, except that such successor in interest shall not be bound by: (a) any payment of Basic Rent or Additional Rent for more than one (1) month in advance or (b) any amendment or other modification of this Agreement which was made without the consent of such mortgagee or such successor in interest; and, upon the request of such successor in interest, the Tenant shall execute, acknowledge and deliver any instrument(s) confirming such attornment.

26.

Indemnification.

The landlord and the Tenant each shall, and hereby does, indemnify the other against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses including, without limiting the generality of the foregoing, expenses of investigation, defense, enforcement, and reasonable attorneys fees, imposed on or incurred by the other in the event that any representation made by the Landlord or the Tenant, as the case may be, in this Agreement shall have been inaccurate or incomplete in any material respect either on the date it was made or the date as of which it was made.

27.

Parties’ Liability.

27.1.

In the event the landlord is an individual, partnership, joint venture, association or a participant in a joint tenancy or tenancy in common, the Landlord, the partners, venturers, members and joint owners shall not have any personal liability or obligation under or in connection with this Agreement or the Tenant’s use and occupancy of the Premises; but recourse shall be limited exclusively to the landlord’s interest in the Building.

27.2.

If, at any time during the Term, the payment or collection of any Rent otherwise due under this Agreement shall be limited, frozen or otherwise subjected to a moratorium by applicable law, and such limitation, freeze or other moratorium shall subsequently be lifted, whether before or after the termination of the term, such aggregate amount of Rent as shall not have been paid or collected during the Term on account of any such limitation, freeze or other moratorium, shall thereupon be due and payable at once. There shall be added to the maximum period of any otherwise applicable statute of limitation the entire period during which any such limitation, freeze or other moratorium shall have been in effect.

27.3.

If this Agreement is executed by more than one (1) person as Tenant, their liability under this Agreement and in connection with the use and occupancy of the Premises shall be joint and several.

27.4.

In the event any rate of interest, or other charge in the nature of interest, calculated as set forth in this Agreement would lead to the imposition of a rate of interest in excess of the maximum rate permitted by applicable usury law, only the maximum rate permitted shall be charged and collected.

28.

Force Majeure.

Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, landlord or Tenant, as the case may be, shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, failure, delay or refusal by any governmental authority to issue any required permit or approval, regulations or restrictions, or any other cause whatsoever beyond the reasonable control of Landlord or Tenant, as the case may be, provided, however, that nothing contained herein shall excuse any delay in the payment of money or performance of other monetary obligations on the part of Landlord or Tenant, as the case may be, or, in the case of Tenant, the giving of any required notice in connection with the exercise of any option rights granted to Tenant hereunder.

29.

Representations of Tenant.

The Tenant hereby represents and warrants that:

29.1.

no broker or other agent has shown the Premises or the Building to the Tenant, or brought either to the Tenant’s attention, except Princeton Realty Advisors, King Realty Group and The Victor Company, whose entire commission therefore, computed at five (5%) percent of the total Basic Rent due and payable under this Agreement, which equals a total commission of $1,189,402.50, is set forth in a separate document(s) and which commission the tenant understands will be paid by the Landlord directly to the person named in such separate document(s);

29.2.

the execution and delivery of, the consummation of the transaction contemplated by and the performance of all its obligations under, this Agreement by the Tenant have been duly and validly authorized by its board of directors and, if necessary, by its stockholders at meetings duly called and held on proper notice for that purpose at which there were respective quorums present and voting throughout; and no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to the Tenant’s execution and delivery of this Agreement; and

29.3.

the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Agreement by the Tenant will not result in a breach or violation of, or constitute a default under, the provisions of any statue, charter, certificate of incorporation or by-laws or partnership agreement of the Tenant or any affiliate of the Tenant, as presently in effect, or any indenture, mortgage, lease, deed of trust, other agreement, instrument, franchise, permit, license, decree, order, notice, judgment, rule or order to or of which the Tenant or any affiliate of the Tenant is a party, a subject or a recipient or by which the Tenant, any affiliate of the Tenant or any of their respective properties and other assets is bound.

29.4

its Standard Industrial Classification (SIC) code is 7379 and it will promptly give notice if any change therein during the Term to the Landlord.

30.

Tenant’s Certificates and Mortgages Notice Requirements.

30.1.

Upon request of the Landlord at any time or from time to time, the Tenant shall execute, acknowledge and deliver to the Landlord or its designee an estoppel or other certificate, satisfactory in form and substances to the Landlord and any of its mortgagees or transferees or prospective mortgagees or transferees, with respect to any or all of the following matters:

30.1.1.

whether this Agreement is then in full force and effect;

30.1.2.

whether this Agreement has not been amended, modified, superseded, canceled, repudiated or revoked;

30.1.3.

whether the landlord has satisfactorily completed all construction work, if any, required of the landlord or contractors selected and retained by the Landlord in connection with readying the Premises for occupancy by the Tenant in accordance with this Agreement;

30.1.4.

whether Landlord is not then in breach of this Agreement in any respect;

30.1.5.

whether the Tenant then has no defenses or counterclaims under this Agreement or otherwise against the Landlord or with respect to the Premises;

30.1.6.

whether Landlord is not then in breach of this Agreement in any respect;

30.1.7.

whether the Tenant then has no knowledge of any assignment of this Agreement, the pledging or granting of any security interest in this Agreement or in Rent due and to become due under this Agreement;

30.1.8.

whether Rent is not then accruing under this Agreement in accordance with its terms;

30.1.9.

whether any Rent is not then in arrears;

30.1.10.

whether Rent due or to become due under this Agreement

has not been prepaid by more than one (1) month;

30.1.11.

if the response to any of the foregoing matters is in the negative, a specification of all the precise reasons that necessitated the negative response in each instance; and

30.1.12.

any other matter reasonably requested by the Landlord or any of its mortgagees or transferees or prospective mortgagees or transferees, including, without limiting the generality of the foregoing, such information as the Landlord may request for purposes of assuring compliance with the Industrial Site Recovery Act (N.J.S.A. 13: 1K-6 et seq.), as it may be amended, and any other applicable Federal, state or local statute, ordinance, rule, regulation or order concerned with environmental matters.

30.2

If, in connection with the Landlord’s or a prospective transferee’s obtaining financing or refinancing of Carnegie Center, the Property, the Building, the Common Facilities, any portion thereof or any interest therein, the Landlord or a prospective lender shall so request, the Tenant shall furnish to the requesting party within fifteen (15) days of the request:

30.2.1.

its written consent to any reasonably requested modifications of this Agreement, provided that, in each such instance, the requested modification does not increase the Rent otherwise due or, in the reasonable judgment of the Tenant, otherwise increase the obligations of the tenant under this Agreement or adversely affect the Tenant’s leasehold interest created hereby or the Tenant’s use and enjoyment of the Premises (except in the circumstance contemplated by Section 16 of this Agreement); and

30.2.2.

its financial statements as of the close of, and for the respective periods ended, its three (3) most recently completed fiscal years and as of the close of, and for any interim period ended, its most recently completed interim fiscal period, certified by its independent certified public accountants or, if the Tenant’s financial statements are not so certified in the ordinary course of its business, certified as a complete, accurate and fair presentation by the Tenant’s chief financial officer.

30.3.

If the Landlord or any of its mortgagees gives notice to the Tenant of the name(s) and address(es) of any of its mortgagees from time to time, the tenant shall give notice to each such mortgagee of any notice of breach or default previously or afterwards given by the Tenant to the Landlord under this Agreement and provide in such notice that if the Landlord has not cured such breach or default within any permissible cure period then such mortgagee shall have the greater of (a) an additional period of thirty (30) days or (b) if such default cannot practically be cured within such period, such additional period as is reasonable under the circumstances, within which to cure such default. Upon request of the Landlord at any time or from time to time, the Tenant shall execute, acknowledge and deliver to the Landlord or its designee an acknowledgement of receipt of any notice of assignment of this Agreement or rights hereunder by the Landlord to any of its mortgagees and the Tenant’s agreement to the foregoing effect on the respective forms, if any, furnished by the Landlord or the respective mortgagees.

31.

Security Deposit.

31.1.

Subject to Section 29.2 herein below, the Tenant shall pay to the Landlord within sixty (60) days after execution and delivery of this Agreement the sum of $355,804.16 as a security deposit to be held by the Landlord as security for the Tenant’s performance of all the Tenant’s obligations under this Agreement. The Landlord may commingle the Security Deposit with its general funds. Any interest earned on the Security Deposit shall belong to the Landlord. The Tenant shall not encumber the Security Deposit. The Landlord, in its sole discretion, may apply the Security Deposit to cure any Event of Default under this Agreement. If any such application is made, upon notice by the Landlord to the Tenant, the Tenant shall promptly replace the amount so applied. If there has been no Event of Default, within 30 days after termination of the Term the Landlord shall return the entire balance of the Security Deposit to the Tenant. The Tenant will not look to any foreclosing mortgagee of the Property, the Building, the Common facilities or any interest therein for such return of the balance of the Security Deposit, unless the mortgagee has expressly assumed the Landlord’s obligations under this Agreement or has actually received the balance of the Security Deposit.

31.2.

Provided Landlord shall receive the consent of the mortgagee for the Leased Premises at the time this Lease is executed by both parties hereto, Landlord shall waive its right to collect a security deposit from the Tenant. In the event such consent of the mortgagee for the Leased Premises at the time this Lease is executed by both parties hereto is not obtained within forty-five (45) days after execution and delivery of this Agreement, then Tenant shall have the right to immediately terminate this Agreement provided Tenant serves notice to Landlord to terminate this Agreement between 46 and 60 days after this Lease is executed by both parties hereto, and provided further that Landlord has not secured such consent of such mortgagee prior to the date Tenant serves notice upon the Landlord terminating this Agreement as provided for herein. In the event Tenant fails to terminate this Agreement between 46 and 60 days after this Lease is executed by both parties hereto, then Tenant shall have waived its right to terminate this Agreement as provided for herein.

32.

HVAC Use.

32.1.

Provided Tenant leases the entire Building, so long as Tenant’s requirements for heating, ventilating and air conditioning (“HVAC”) do not exceed 120% of the HVAC designed capacity for the Building, Tenant will not incur any additional costs for capital improvements to the HVAC equipment. However, Tenant shall be obligated to pay all utility charges as set forth in this Agreement.

33.

Right of Expansion.

33.1.

(a) if no Event of Default shall have occurred or (b) if an Event of Default shall have occurred and the Tenant shall have previously cured it in full or the Landlord shall have waived it, the Landlord agrees that the Tenant shall have the right, by written notice, to request Landlord to provide additional space within Carnegie Center, at any time during the Term, including extensions or renewals thereof (the “Right of Expansion”). Within 30 days of receipt of Tenant’s notice, Landlord shall advise Tenant, in writing, as to whether Landlord can accommodate Tenant’s requirements within a one year period. If the Landlord advises that it can do so, the Tenant shall execute a lease for the additional space at (i) 95% of the Market Rental Rate provided such space is located within Buildings 506 or 508 in Carnegie Center, and further provided that Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against the difference between such real estate commissions as would be due and payable in the event the Tenant paid 100% of the Market Rental Rate for such space and the real estate commissions which are due and payable based upon Tenant paying 95% of the Market Rental Rate for such space, or (ii) the Market Rental Rate if such space is not located within Buildings 506 or 508 in Carnegie Center, but in either case such lease shall be for a term of at least five (5) years on the same terms and conditions as are contained in this Agreement, modified to reflect the facts related to the additional space.

33.1.1.

The Right of Expansion set forth in Section 44.1 shall apply only to lease space as may be available in buildings contiguous to the Building, and is subject to any rights of expansion or first consideration which Landlord may have granted top other tenants prior to the date this Agreement is executed by both parties hereto.

34.

Lease Agreements as to Additional Premises.

Anything in this Agreement to the contrary notwithstanding, it is expressly understood and agreed that in the event the Tenant  shall exercise any rights under this Lease to lease space in any other building in the 500 Series Complex Landlord (or affiliate of Landlord) and Tenant shall agree to enter into a lease substantially in the form of the within Lease (with such modifications as are required to reflect that such space may be located in a building(s) in which the Tenant will not be the sole tenant) as to such Additional Premises or Expansion Space and inclusion of any other terms and conditions reflecting agreements by the Landlord and Tenant applicable to such leasing. It is expressly understood and agreed, in any event, that any Additional Premises or Expansion Space leased by Tenant in the Building shall (as to the Lease Term) be coterminous with the Lease for the Premises and in the event Tenant shall elect to renew the Lease Term as to the Original Premises such renewal shall be deemed to include a renewal of such Additional Premises or Expansion Space.

35.

Waiver of Jury Trial and Arbitration.

The parties hereby waive any right they might otherwise have to a trial by jury in connection with any dispute arising out of or in connection with this Agreement or the use and occupancy of the Premises; and they hereby consent to arbitration of any such dispute in Princeton, New Jersey, in accordance with the then current rules for commercial arbitration of the American Arbitration

Association or successor organization, except that the Landlord, in its sole discretion, may, with respect to any dispute involving the Landlord’s right to re-enter and re-take possession of the Premises, elect to pursue any or all of its rights in any court of competent jurisdiction. Judgment upon any arbitration award may be entered in any court of competent jurisdiction.

36.

Severability.

In the event that any provision of this Agreement, or the application of any provision in any instance, shall be conclusively determined by a court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, such determination shall not affect the validity or enforceability of the balance of this Agreement.

37.

Notices.

All notices contemplated by, permitted or required by this Agreement shall be in writing. All notices required by this Agreement shall be personally delivered or forwarded by certified mail–return receipt requested or by air courier, addressed to the intended party at its address first set forth above (adding, in the case of notices to the Landlord after the Commencement Date, “Attention: Lease Administration”) or, in the case of notices to the Tenant during the Term or any other period during which the Tenant shall be in possession of the Premises, at the Premises. Either party may from time to time change the address prescribed in this Agreement for notices to it by notice to the other. All notices required under this Agreement shall be deemed given upon their deposit, properly addressed and postage prepaid, in a postal depository or upon personal delivery to the notice address of the intended party, regardless of whether delivery shall be refused.

38.

Captions.

Captions have been inserted at the beginning of each Section of this Agreement for convenience of reference only and such captions shall not affect the construction or interpretation of any Article of this Agreement.

39.

Counterparts.

This Agreement may be executed in more than one (1) counterpart, each of which shall constitute an original of this Agreement but all of which, taken together, shall constitute one and the same Agreement.

40.

Applicable law.

This Agreement and the obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New Jersey.

41.

Exclusive Benefit.

Except as may be otherwise specifically set forth in this Agreement, this Agreement is made exclusively for the benefit of the parties hereto and their permitted assigns and no one else shall be entitled to any right, remedy or claim by reason of any provision of this Agreement.

42.

Childcare Facility.

Landlord represents that a lease was entered into on or about February 12, 1987, by and between Princeton Childcare Associates Limited Partnership, a New Jersey Limited Partnership and an affiliate of the Landlord and Carnegie Center Associates, as landlord, and Family Resource Centers, Inc., as tenant, for the lease of the premises (the “Childcare Facility”) located at Building 201, Carnegie Center, for a term of fifteen (15) years commencing on December 1, 1986, a true copy of which has been provided to Tenant (the “Childcare Facility Lease”). Landlord represents that the Childcare Facility Lease is in full force and effect and has not been modified or amended and that Tenant and its employees, by virtue of this Lease, are entitled to the preference in connection with the Childcare, Facility provided in Section 54 of the Childcare Facility Lease. Landlord further covenants and represents that neither it nor any if its affiliates will modify or amend, or permit the modification or amendment of, the Childcare Facility Lease in any way that would adversely affect the right of Tenant and its employees to obtain preference in connection with the utilization of the Childcare Facility as provided in the Childcare Facility Lease.

43.

Brokerage.

Landlord and Tenant each represents that it has had no dealings with any real estate broker, finder or other person, with respect to this Lease or any related transaction, except Princeton Realty Advisors, King Realty Group and The Victor Company of Princeton Inc. (hereinafter referred to as the “Broker”). Landlord shall pay any commissions or fees that are payable to the Broker with respect to this lease and any related transactions in accordance with the provisions of a separate commission contract(s).

44.

No Partnership.

Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

45.

Successors.

This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

46.

Amendments.

This Agreement contains the entire agreement of the parties hereto and, except as may otherwise be specifically set forth in this Agreement, this Agreement may not be amended or otherwise modified except by a writing signed by all the parties to this Agreement.

47.

Waiver.

Except as may otherwise be specifically set forth in this Agreement, the failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or if the breach of any term, covenant, representation or warranty set forth in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation or warranty set forth in this Agreement. The Landlord’s acceptance of, or endorsement on, any partial payment of Rent or any late payment of Rent from the Tenant shall not operate as a waiver of the Landlord’s right to the balance of the Rent due on a timely basis regardless of any writing to the contrary on, or accompanying, the Tenant’s partial payment or the Landlord’s. putative acquiescence therein.

48.

Communications Antenna.

The Tenant shall have the right to install a communications antenna on the roof of the Building provided that the Tenant shall indemnify Landlord for any damage or loss resulting from the installation, maintenance or repair of the antenna or otherwise caused by Tenant’s use of the antenna. It shall be Tenant’s responsibility to obtain any necessary federal, state or local permits, licenses or approvals to install and operate such an antenna. Tenant shall not install the antenna until it shall first have received Landlord’s written consent as to the location and size to the antenna, and the location of any wires or cables appurtenant thereto, which consent shall not be unreasonably withheld or delayed. At the end of the Lease Term or sooner termination of this Agreement, Tenant shall restore the roof and any other part of the Building to its condition as it existed immediately prior to Tenant’s installation of the antenna and any wires or cables appurtenant thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

LANDLORD:

504 Carnegie Associates Limited Partnership

A limited partnership of the State of New Jersey

By: 504 CARNEGIE ASSOCIATES

By: ALAN B, LANDIS

ALAN B. LANDIS, PRESIDENT

TENANT:

Pharmanet, Inc.

By: JOHN FASSNACHT

John Fassanacht, Senior Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

LANDLORD:

504 Carnegie Associates Limited Partnership

A limited partnership of the State of New Jersey

By: 504 CARNEGIE ASSOCIATES

By: /s/ ALAN B, LANDIS

ALAN B. LANDIS, PRESIDENT

TENANT:

Pharmanet, Inc.

By: /s/ JOHN FASSNACHT

John Fassanacht, Senior Vice President

Dated: August 2, 1999

By: /s/ SUSAN D. GOLA

SUSAN D. GOLA

NOTARY PUBLIC OF NEW JERSEY

MY COMMISSION EXPIRES JUNE 5, 2000

Sworn to and subscribed before me

this 2nd day of August 1999